SCHEDULE 14A INFORMATION

Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ____)

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EQUUS TOTAL RETURN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of the 2025

Annual Meeting of Stockholders

Meeting Date:	June 26, 2025
Meeting Time:	11:00 a.m., CDT
Location:	Equus Total Return, Inc. 700 Louisiana St., 41st Floor Houston, TX 77002

Purpose of the Meeting

•	To elect 5 directors, each for a term of one year;

•	To ratify the appointment of BDO USA, P.C. as the independent registered public accountant for Equus Total Return, Inc. (“Equus” or the “Company”) for the fiscal year ending December 31, 2025 and authorizing the directors to fix the remuneration thereof;

•	To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers in 2024;

•	To authorize the Company, with approval of its Board of Directors (“Board”), to sell or otherwise issue shares of its common stock at a price below its then-current net asset value per share in connection with the conversion of an existing investment note and the exercise of warrants issued in connection therewith, and in one or more future offerings, subject to certain conditions as set forth herein;
•	To authorize the Company to issue shares of its common stock in excess of 19.99% of the Company’s shares presently issued and outstanding in connection with the conversion of an existing investment note and the exercise of warrants issued in connection therewith, and in one or more future offerings;
•	To approve an amendment to our Certificate of Incorporation to provide the Board the discretion to authorize in the future, for a period not exceeding one year, a reverse stock split of our common stock at a reverse stock split ratio ranging from 2:1 to 5:1, inclusive (“Reverse Stock Split”); and
•	To transact such other business as may properly come before the annual meeting.

Voting

All holders of record of shares of the Company’s common stock (NYSE: EQS) at the close of business on May 15, 2025 (the “Record Date”), or their legal proxy holders, are entitled to vote at the meeting and any postponements or adjournments of the meeting.

Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy online, by phone, or by mail. For specific instructions, please refer to the Questions and Answers in this proxy statement and the instructions on the proxy card.

We are distributing this proxy statement and proxy form to stockholders on or about May 19, 2025.

By order of the Board of Directors,

JOHN A. HARDY

Chief Executive Officer

 April 30, 2025

Houston, Texas

Important Notice Regarding the Availability of Proxy Materials

for the Company’s Annual Meeting of Stockholders to be held on June 26, 2025

This proxy statement, proxy card and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2024 are available free of charge at the following website: https://equuscap.com/investor-relations/sec-filings/ or by calling our proxy solicitor Georgeson LLC, toll free, at 1-855-733-4090.

700 LOUISIANA STREET

41ST FLOOR

HOUSTON, TX 77002

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EQUUS TOTAL RETURN, INC.

700 Louisiana Street

41st Floor

Houston, Texas 77002

PROXY STATEMENT

This proxy statement contains information relating to the annual meeting of Equus Total Return, Inc. (“Equus” or the “Company”). The annual meeting of stockholders (the “Meeting”) or any postponement or adjournment thereof will be held on June 26, 2025, beginning at 11:00 a.m., Central Time, at 700 Louisiana St., 41st Floor, Houston, TX 77002. The Board of Directors (sometimes referred to hereinafter as the “Board”) is sending stockholders this proxy statement to solicit proxies to be voted at the annual meeting. It is being mailed to stockholders on or about May 19, 2025.

ABOUT THE MEETING

What is the purpose of the Meeting?

At the Meeting, stockholders will be asked to elect Company directors (see Proposal 1), ratify the selection of the Company’s independent registered public accountant (see Proposal 2), approve, on a non-binding advisory basis, compensation paid to the Company’s named executive officers in 2024 (see Proposal 3), authorize the Company to sell or otherwise issue shares of its common stock at a price below its then-current net asset value (“NAV”) per share in connection with the conversion of an existing investment note and the exercise of warrants issued in connection therewith, and in one or more offerings, in each case subject to the approval of its Board of Directors (“Board”) and subject to certain conditions as set forth herein (see Proposal 4), authorize the Company to issue shares of its common stock in excess of 19.99% of the Company’s shares currently issued and outstanding for such consideration as the Board shall deem reasonably sufficient (see Proposal 5), and to provide the Board the discretion to authorize in the future, for a period not exceeding one year, the Reverse Stock Split (see Proposal 6).

Who is entitled to vote at the Meeting?

If you owned shares of the Company on May 15, 2025 (the “Record Date”), you are entitled to receive notice of and to participate in the Meeting. A list of stockholders on the Record Date will be available for inspection during normal business hours at Equus Total Return, Inc., 700 Louisiana St., 41st Floor, Houston, TX 77002 for ten days before the Meeting.

What are the voting rights of holders of the Company’s common stock?

You may cast one vote per share of the Company’s common stock that you held on the Record Date on each proposal considered at the Meeting. These shares are: (a) held directly in your name as the stockholder of record or (b) held for you as the beneficial owner through a stockbroker, bank, or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders of the Company hold their shares in “street name” through a stockbroker, bank or other nominee rather than directly in their own name. There are some important distinctions in how Company shares are held.

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Group, you are considered, with respect to those shares, the stockholder of record; therefore, these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to vote in person at the Meeting, or to grant your voting proxy directly to the Company. You may vote online, by phone, or by mail.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” Your broker or nominee, who is considered the stockholder of record with respect to those shares, has forwarded these proxy materials to you. As the beneficial owner, you have the right to provide your broker with instructions on how to vote and are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting (unless you have a signed “legal” proxy from the record holder, as described below). Your broker or nominee has enclosed a voting instruction form for you to use in directing the broker or nominee regarding how to vote your shares.

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Broker Discretionary Voting. New York Stock Exchange (“NYSE”) rules permit a broker member to vote on certain “routine” matters without instruction from the beneficial owners. Absent the inclusion of Proposal 4 (the authorization to issue shares of common stock below NAV), Proposal 5 (the authorization to issue common stock in excess of 19.99% of our outstanding shares), and Proposal 6 (providing the Board the discretion to authorize in the future, for a period not exceeding one year, the Reverse Stock Split), the first three proposals – Proposal 1 (the election of directors), Proposal 2 the ratification of independent registered public accountant, and Proposal 3 (the non-binding vote concerning compensation of the Company’s named executive officers in 2024) – would have been considered routine. However, because of the addition of proposals 4, 5, and 6, all of the proposals in this proxy statement are considered non-routine; therefore, brokers are not permitted to vote in respect of these matters without instructions from the beneficial owners. If you hold your stock in street name and you do not instruct your broker how to vote on each of these proposals, no votes will be cast on your behalf. Therefore, it is important that you cast your vote if you want it to count in respect of these matters.

What constitutes a quorum?

A quorum must be present at the Meeting for any business to be conducted. The presence at the Meeting, in person or by proxy, of a majority of the shares of common stock outstanding on the Record Date, or 6,793,087 shares, will constitute a quorum. As of the Record Date, 13,586,173 shares of the Company’s common stock, representing the same number of votes, were outstanding.

If there are not enough votes for a quorum or to approve a proposal at the Meeting, the stockholders who are represented in person or by proxy may adjourn the Meeting to permit the further solicitation of proxies. The persons named as proxies will vote proxies held by them for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

What are the Board’s recommendations?

The Board, including all of its independent directors, recommends a vote “For” the election of the nominated slate of directors (see Proposal 1), “For” the ratification of the appointment of BDO USA, P.C. (“BDO”) as the Company’s independent registered public accountant (see Proposal 2), “For” the approval, on a non-binding advisory basis, of compensation paid to the Company’s named executive officers in 2024 (see Proposal 3), “For” the approval of the Company to issue its shares of common stock below NAV (see Proposal 4), “For” the approval of the Company to issue shares of common stock in excess of 19.99% of shares outstanding (see Proposal 5), and “For” providing the Board the discretion to authorize in the future, for a period not exceeding one year, the Reverse Stock Split (see Proposal 6). Unless you give other instructions in your proxy, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. With respect to any other matter that properly comes before the Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve the proposals?

Election of Directors. A plurality of votes cast at the Meeting at which a quorum is present is required to elect a director. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

Ratification of Independent Registered Public Accountant. The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to ratify the selection of the independent registered public accountant. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may vote uninstructed shares held in street name for this proposal, and their votes will count as present for quorum purposes.

Non-Binding Advisory Vote Approving Executive Compensation in 2024. The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to approve, on a non-binding advisory basis, compensation paid to the Company’s named executive officers in 2024. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

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Issuance of Shares Below NAV. The affirmative vote of holders of at least a “majority,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), of (1) the outstanding shares of the Company’s common stock and (2) the outstanding shares of the Company’s common stock held by persons that are not affiliated persons of the Company, is required to approve Proposal 4. Under the 1940 Act, the vote of holders of a “majority” means the vote of the holders of the lesser of (a) 67% or more of the outstanding shares of the Company’s common stock present or represented by proxy at the Meeting if the holders of more than 50% of the shares of the Company’s common stock are present or represented by proxy or (b) more than 50% of the outstanding shares of the Company’s common stock. Abstentions will have the effect of a vote “against” Proposal 4.

Issuance of Common Stock in Excess of 19.99% of Outstanding Shares. The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to approve the authorization of the Company to issue shares of common stock in excess of 19.99% of its outstanding shares. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

Reverse Stock Split. The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to provide the Board the discretion to authorize in the future, for a period not exceeding one year, the Reverse Stock Split. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

How are votes counted?

•	In the election of directors (Proposal 1), you may vote “For” all of the nominees or your vote may be “Withheld” with respect to one or more of the nominees. If you execute your proxy or provide broker voting instructions without specifying further your preference as to the nominees, your shares will be voted in accordance with the recommendations of the Board.
•	To ratify the selection of the independent registered public accountant (Proposal 2), you may vote “For” the ratification, “Against,” or you may “Abstain.”
•	To cast your vote concerning the non-binding approval of compensation paid to the Company’s executive officers in 2024 (Proposal 3), you may also vote “For” or “Against” this proposal, or you may “Abstain” from voting in respect of this proposal.
•	To cast your vote concerning the approval of the Company to issue shares of common stock below NAV (Proposal 4), you may also vote “For” or “Against” this proposal, or you may “Abstain” from voting in respect of this proposal.
•	To cast your vote concerning the approval of the Company to issue shares of common stock in excess of 19.99% of shares outstanding (Proposal 5), you may also vote “For” or “Against” this proposal, or you may “Abstain” from voting in respect of this proposal.
•	To cast your vote concerning providing the Board the discretion to authorize in the future, for a period not exceeding one year, the Reverse Stock Split (Proposal 6), you may also vote “For” or “Against” this proposal, or you may “Abstain” from voting in respect of this proposal. Please refer to the preceding section in considering the effect of abstentions and “broker non-votes” for Proposals 3, 4, 5, and 6.

 Who can attend the Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Meeting. Each stockholder may be asked to present valid identification. Cameras, recording devices, and other electronic devices will not be permitted at the Meeting.

Please note that if you hold your shares in “street name” (that is, through a broker, bank, or other nominee), you will need to bring a “legal proxy” or a copy of a brokerage statement reflecting your stock ownership as of the Record Date.

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How can I vote my shares in person at the Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Meeting. If you choose to do so, please bring proof of identification. Even if you plan to attend the Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Meeting. Shares held in street name may be voted in person by you only if you obtain a signed “legal proxy” from the record holder giving you the right to vote the shares.

How can I vote my shares without attending the Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Meeting by granting your voting proxy to the Company (if you are the stockholder of record) or by providing voting instructions to your broker or nominee (if you hold shares beneficially in street name). You may vote online, by phone, or by mail. Please refer to the enclosed voting instruction card for details.

Can I change my vote after I execute my proxy?

Yes. You may change your proxy instructions at any time prior to the vote at the Meeting. You may accomplish this by granting a new proxy or new broker voting instructions at a later date (which automatically revokes the earlier proxy instructions) or by attending the Meeting and voting in person. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

What does it mean if I receive more than one notice of the Meeting?

It means your shares are registered differently or are in more than one account. Please grant a voting proxy and/or provide voting instructions for all accounts that you hold.

Where can I find the voting results of the Meeting?

We will publish final results of the Meeting in a Company Form 8-K within four business days after the day on which the Meeting ended.

Who can I call if I have a question?

If you have any questions about this proxy statement, please call our proxy solicitor Georgeson LLC, toll free, at 1-855-733-4090.

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STOCK OWNERSHIP AND PERFORMANCE

Who are the largest owners of the Company’s stock?

Based on a review of filings with the SEC and other records of the Company, the Company is aware of three beneficial owners of more than 5% of the outstanding shares of the Company’s common stock: (i) John A. Hardy; (ii) Howard Todd Horberg; and (iii) Michael Tokarz.

How much stock do the Company’s directors and executive officers own?

The following table shows the amount of the Company’s common stock beneficially owned (unless otherwise indicated) as of April 1, 2025, by (1) any person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, (2) each director/director nominee of the Company, (3) each named executive officer, and (4) all directors/director nominees and executive officers as a group.

The number of shares beneficially owned by each entity, person, director/director nominee, or executive officer is determined under SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire as of April 1, 2025, or within 60 days after April 1, 2025, through the exercise of any stock option or other right. Unless otherwise indicated, to our knowledge each individual has sole investment and voting power, or shares such powers with his spouse, with respect to the shares set forth in the table.

Name	Sole Voting and Investment Power	Other Beneficial Ownership	Total	Percent of Class Outstanding
Fraser Atkinson	45,591	—	45,591	*
Kenneth I. Denos	265,754	—	265,754	1.96%
Henry W. Hankinson	19,500	—	19,500	*
John A. Hardy	500,000	3,228,024	3,728,024	27.44%
L’Sheryl D. Hudson(1)	—	—	—	*
John J. May	—	—	—	*
Howard Todd Horberg	703,728	—	703,728	5.18%
Michael Tokarz	3,172,237	—	3,172,237	23.35%
All directors and executive officers as a group (6 persons)	830,845	3,228,024	4,058,869	29.87%

*	Indicates less than one percent.

(1)	Ms. Hudson serves as the Company’s Senior Vice President and Chief Financial Officer. Ms. Hudson is not a director of the Company.

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Section 16(a) beneficial ownership compliance

Under the federal securities laws, our directors, executive officers, and any persons beneficially owning more than ten percent of our common stock are required to report their ownership of our common stock and any changes in that ownership to the Company and the SEC. Specific due dates for these reports have been established by regulation. Based solely upon a review of reports furnished to the Company and written representations of certain persons that no other reports were required, we believe that all of our directors and executive officers complied during 2024 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).

Stock Performance Graph

The following graph compares the cumulative total return on our common stock with the cumulative total return of the NYSE Composite Index and the S&P 500 Index for the five years ended December 31, 2024. This comparison assumes $100.00 was invested in our common stock at the closing price of our common stock on December 31, 2019 and in the comparison groups and assumes the reinvestment of all cash dividends on the ex-dividend date prior to any tax effect. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

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AUDIT COMMITTEE REPORT

The Audit Committee is appointed by the Board of Directors to review financial matters concerning the Company. Each member of the Audit Committee meets the independence requirements established by the Investment Company Act of 1940 (hereafter, the “1940 Act”) and under the applicable listing standards of the New York Stock Exchange. The Audit Committee is responsible for the selection, engagement, compensation, retention and oversight of the Company’s independent registered public accountant. We are also responsible for recommending to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year.

In making our recommendation that the Company’s financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2024, we have taken the following steps:

•	We discussed with BDO USA, P.C., the Company’s independent registered public accountant for the year ended December 31, 2024, those matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 1301, Communications with Audit Committees, including information regarding the scope and results of the audit. These communications and discussions are intended to assist us in overseeing the financial reporting and disclosure process.

•	We conducted periodic executive sessions with BDO with no members of Equus management present during those discussions. BDO did not identify any material audit issues, questions or discrepancies, other than those previously discussed with management, which were resolved to the satisfaction of all parties.

•	We received and reviewed the written disclosures and the letter from BDO required by the applicable requirements of PCAOB Rule 3526 regarding BDO’s communications with us concerning independence, and we discussed with BDO its independence regarding Equus.

•	We determined that there were no former BDO employees who previously participated in the Company’s audit, engaged in a financial reporting oversight role at Equus.

•	We reviewed, and discussed with Equus management and BDO, the Company’s audited balance sheet, including the schedule of investments, at December 31, 2024, and statements of operations, changes in net assets and cash flows for the year ended December 31, 2024.

Based on the reviews and actions described above, we recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the Securities and Exchange Commission.

Fraser Atkinson

Henry W. Hankinson

John J. May

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information about the fiscal year 2024 compensation policy for our named executive officers (“NEOs”). Our Compensation Committee determines the compensation terms for our Chief Executive Officer and, to the extent charged to the Fund on an hourly basis, the Board determines the fees that may be charged by members of the Board for their services not in connection with their duties as directors. Our Chief Executive Officer also determines compensation for all other NEOs. This section explains how compensation decisions were made for our NEOs during the year. The discussion below also addresses the principal elements of our approach to compensation.

Our NEOs are compensated with a view to satisfying two objectives: (i) compensating the Company’s NEOs appropriately for their contributions to the Company’s growth, profitability and other goals and objectives; and (ii) linking the interests of the Company’s NEOs to the long-term interests of the Company’s equity owners. The compensation terms for our NEOs generally recognize both short-term and long-term success but these compensation arrangements also emphasize rewarding the intermediate and long-term performance of our NEOs, as measured by the Company’s performance and relative shareholder return.

Historically, most of our compensation arrangements with our NEOs consisted primarily of two elements: base salary and possible annual cash bonus. In prior years, we have also added equity incentives for certain of our NEOs. In addition, while our Chief Financial Officer participates in a defined contribution retirement plan, we have offered similar plans to our other NEOs pursuant to our agreements with them.

We pay base cash compensation to our NEOs, which constitutes the bulk of their total cash remuneration. While the NEOs’ initial base compensation is determined by an assessment of competitive market levels, the factors used in determining changes to base compensation include individual performance, changes in role and/or responsibility and changes in the competitive market environment. The Company may pay an annual cash bonus which results in cash payments to our NEOs. The amount of the cash bonus is determined by the individual agreements with our NEOs or by our Chief Executive Officer on a discretionary basis. In the case members of our Board who provide services to the Company not in connection with their duties as directors, the Board has determined an hourly rate of $300 for such services. We have agreements with our Chief Executive Officer, Chief Financial Officer, and Secretary and Chief Compliance Officer, the terms of which are summarized beginning on page 19 of this proxy statement.

In determining the structure of our executive compensation policies and the appropriate levels of incentive opportunities, the Compensation Committee or our Chief Executive Officer, as appropriate, considers whether the policies reward reasonable risk-taking and whether the incentive opportunities achieve the proper balance between the need to reward employees and the need to protect shareholder returns. We believe that the focus on total compensation provides incentives to create long-term value for shareholders while taking thoughtful and prudent risks to grow the Company.

In addition, at the Company’s Annual Meeting of Stockholders held on June 20, 2024, the Company held a non-binding stockholder vote to approve the compensation paid to its named executive officers in 2023, commonly referred to as a “say-on-pay” vote. The Company’s shareholders approved such compensation by a non-binding, advisory vote with approximately 88.5% of the votes submitted on the proposal voting in favor of the resolution. The Compensation Committee considered the results of this vote and views this vote as confirmation that the Company’s shareholders support the Company’s executive compensation policies and decisions.

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Summary Compensation Table

The following table summarizes the total compensation that the Company paid during the fiscal years ended December 31, 2024, 2023, and 2022 to the NEOs, who are the Chief Executive Officer, the Chief Financial Officer, and our other most highly compensated executive officers who received more than $100,000 in annual compensation from the Company.

Name and Principal Position	Year	Salary	Cash Bonus	Stock Awards	All Other Compensation(1)	Total
John A. Hardy— Chief Executive Officer	2024 2023 2022	$ 534,667 508,255 481,478	$ ― 298,796 472,500	$ ― ― ―	$ ― 165,235 ―	$ 534,667 972,286 953,978

L’Sheryl D. Hudson— Chief Financial Officer	2024 2023 2022	$ 295,969 281,875 242,308	$ 24,500 21,250 65,000	$ ― ― ―	$ 19,228 18,188 18,438	$ 339,697 321,313 325,746

Kenneth I. Denos— Secretary and CCO	2024 2023 2022	$ 435,950 415,191 387,227	$ ― ― ―	$ ― ― ―	$ ― ― ―	$ 435,950 415,191 387,227

(1)	Reflects the Company’s contributions to vested and unvested defined contribution plans of the NEOs.

The Company’s 2016 Equity Incentive Plan

On April 28, 2016, the Board adopted the Incentive Plan, which was also approved by our stockholders on June 13, 2016. On January 10, 2017, the SEC issued an exemptive order approving the Incentive Plan and certain awards intended to be made thereunder. The Incentive Plan is intended to promote the interests of the Company by encouraging officers, employees, and directors of the Company and its affiliates to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a proprietary interest in the development and financial success of the Company and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Incentive Plan is also intended to enhance the ability of the Company and its affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company. The Incentive Plan permits the award of restricted stock as well as common stock purchase options. The maximum number of shares of common stock that are subject to awards granted under the Incentive Plan is 2,434,728 shares. The term of the Incentive Plan will expire on June 13, 2026.

Since the adoption of the Incentive Plan, we have chosen to utilize shares of our restricted stock, rather than stock options or other equity-based incentive compensation, as long-term incentive compensation. We use restricted stock awards to (i) attract and retain key officers and employees, (ii) enable our officers and employees to participate in our long-term growth and (iii) link these persons’ compensation to the long-term interests of our stockholders. Each restricted stock award is for a fixed number of shares as set forth in an award agreement between the grantee and us. Award agreements set forth time and/or performance vesting schedules and other appropriate terms and/or restrictions with respect to awards, including rights to dividends and voting rights.

The Compensation Committee has been delegated responsibility by the Board to administer the Incentive Plan in accordance with an exemptive order granted by the SEC and applicable rules of the NYSE. The Compensation Committee has also been delegated the authority to approve stock-based awards or other equity incentives permitted under the Incentive Plan to our officers and employees. The Compensation Committee is comprised of three independent directors who are independent pursuant to the requirements of the NYSE. The Board may revest its authority to administer or approve awards under the Incentive Plan at any time. At the time of each award granted to each NEO, the Compensation Committee determines the terms of the award, including the performance period (or periods) and the performance objectives, if any, relating to the award.

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Grants of Plan-Based Awards

The Compensation Committee meets from time to time throughout the year to consider, among other matters, compensation to our Chief Executive Officer and other compensation matters, including the administration of the Incentive Plan. On March 17, 2017, the Compensation Committee approved the grant of an aggregate of 750,000 shares of restricted stock to our NEOs under the Incentive Plan. Specific performance factors that the Compensation Committee considered in determining the granting of restricted included the achievement of financial and operational goals in previous years and individual employee performance during these years in such areas as work ethic, proficiency and overall contribution to the Company. In the case of Mr. Hardy, such considerations also included his waiver of approximately $2.2 million in bonus payments related to portfolio dispositions in prior years as described under Executive Compensation Agreements below. No award of restricted stock or other equity incentives was made to our NEOs prior to the awards granted in March 2017, and no further grants or awards of restricted stock or other equity incentives were made to our NEOs during the years 2018 through 2024. Restricted stock awards allow the Company to account for our Incentive Plan based on the price of our common stock, fixed at the grant date of such award, resulting in a known maximum cost of such award under our Incentive Plan at the time of grant.

Outstanding Equity Awards at Fiscal Year-End

Because all of the awards granted under the Incentive Plan have fully vested, there are no awards outstanding to our NEOs for which forfeiture provision have not lapsed or remain unvested and outstanding at December 31, 2024.

Equity Awards Vested in 2024

Inasmuch as all previous awards made under the Incentive Plan had fully vested before January 1, 2024, there were no equity awards that vested during 2024.

Potential Payments upon Termination or Change of Control

This section describes and quantifies the estimated compensation payments and other benefits to which our NEOs would be entitled upon the occurrence of a change of control or certain termination conditions described in each such NEO’s individual agreement with the Company, or Incentive Plan award agreement, as the case may be.

John A. Hardy – Chief Executive Officer.

•	In the event that Mr. Hardy’s agreement with the Company is terminated without cause or the Company experiences a change of control, each as defined therein, he will be entitled to receive two year’s base compensation, together with an amount equal to all bonuses earned during the two-year period up to the date of termination.

L’Sheryl D. Hudson – Chief Financial Officer.

•	In the event that Ms. Hudson’s employment agreement with the Company is terminated without cause as defined therein, she will be entitled to a severance payment equal to one year’s base salary then in effect.

Kenneth I. Denos – Secretary and Chief Compliance Officer.

•	In the event that Mr. Denos’s agreement with the Company is terminated without cause or the Company experiences a change of control, each as defined therein, he will be entitled to receive two year’s base compensation, together with an amount equal to all bonuses earned during the two-year period up to the date of termination.

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The following table summarizes these potential payments to our NEOs upon termination(1):

Name	Severance/Termination Payment	Vesting of Stock Awards	Total
John A. Hardy— Chief Executive Officer(2)	$ 1,368,130	―	$ 1,368,130

L’Sheryl D. Hudson— Chief Financial Officer(2)	$ 295,968	―	$ 295,968

Kenneth I. Denos— Secretary and CCO(2)	$ 871,900	―	$ 871,900

(1)	Assumes, for purposes of this table, that termination occurred on December 31, 2024.
(2)	Excludes accrued vacation pay, sick days, or holidays, or any health insurance contributions pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA).

Report of the Compensation Committee

As part of our responsibilities, we have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which begins on page 9 of this proxy statement. Based on such review and discussions, we have recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Henry W. Hankinson

Fraser Atkinson

John J. May

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GOVERNANCE OF THE COMPANY

How is the Company’s management structured?

The Board of Directors changed the Company’s operations to an internalized management structure on July 1, 2009. This means that, unlike many closed-end funds and business development companies, the Company directly employs its management team and incurs the costs and expenses associated with Company operations. There is no outside investment advisory organization providing services to the Company under a fee-based advisory agreement, or an administrative organization charging the Company for services rendered.

What are the duties of the Board of Directors?

Leadership Structure. The Board provides overall guidance and supervision with respect to the operations of the Company and performs the various duties specified for directors of business development companies under the 1940 Act. Among other things, the Board supervises Company management, the custodial arrangements for portfolio securities, the selection of accountants, fidelity bonding, and transactions with affiliates.

The Board meets in regularly scheduled meetings each year. All Board actions are taken by majority vote unless a higher percentage is required by law or the Company’s certificate of incorporation or by-laws require that the actions be approved by a majority of the directors who are not “interested persons” (as defined in the 1940 Act) of the Company—referred to as “independent directors.”

The 1940 Act requires that a majority of the Company’s directors be independent directors. The Board is currently composed of 5 directors, including 3 independent directors. As discussed below, the Board has established 4 Committees to assist the Board in performing its oversight responsibilities.

The Board has appointed John A. Hardy to serve as the Company’s Chief Executive Officer. In addition to being the principal executive officer of the Company, one of the Chief Executive Officer’s roles is to set the agenda of the Board and determine what information is provided to the Board with respect to matters to be acted upon by the Board.

The Board has also appointed Fraser Atkinson as its Chairman. The Chairman presides at all meetings of the Board and leads the Board through its various tasks. The Chairman also acts as a liaison with the Company’s principal executive officer in carrying out his functions, as well as with the Company’s Chief Compliance Officer. The Chairman may perform such other functions as may be requested by the Board. The designation of Chairman does not impose on such independent director any duties, obligations or liability that is greater than the duties, obligations or liability imposed on such person as a member of the Board, generally.

The Company has determined that the Board’s leadership structure is appropriate given the characteristics and circumstances of the Company, including such items as the business development company requirements, net assets of the Company, and the committee structure of the Company.

Risk Oversight. Through the Board’s direct oversight role, and indirectly through its Committees, the Board performs a risk oversight function for the Company consisting, among other things, of the following activities:

•	General Oversight. The Board meets with representatives of management and key service providers, including the custodian and the independent audit firm of the Company, to review and discuss the operational activities of the Company and to provide direction with respect thereto.

•	Compliance Oversight. The Board reviews and approves, as applicable, the compliance procedures of the Company. The Board is informed how the compliance procedures adhere to the operational requirements through its meeting with, and reports received from, the Chief Compliance Officer. The Board also discusses the adequacy of internal controls and compliance procedures with the Company’s Chief Compliance Officer and independent registered public accountant.

•	Investment Oversight. The Board monitors Company performance during the year through regular performance reports from management with references to appropriate performance measurement indices and the performance of similar funds. The Board receives updates on industry developments and portfolio company matters on a regular basis. The Board also monitors the Company’s investment practices and reviews the Company’s investment strategies with management.

•	Valuation Oversight. The Board has approved the valuation methodologies used in establishing the fair value of the Company’s assets and monitors the accuracy with which the valuations are carried out. The Board receives regular reports on the use of fair value prices and monitors the effectiveness of the valuation procedures.

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What Committees has the Board established?

The Board has four standing committees: an Audit Committee, a Governance and Nominating Committee, a Compensation Committee, and a Committee of Independent Directors.

Who are the current Board members and what are their Committee memberships?

The members of the Board of Directors on the date of this proxy statement and the Board Committees on which they serve are identified in the following table:

Director	Audit Committee	Compensation Committee	Committee of Independent Directors	Governance and Nominating Committee
Fraser Atkinson, Chairman	Chair	*	Chair	*
Kenneth I. Denos
Henry W. Hankinson	*	Chair	*	*
John A. Hardy
John J. May	*	*	*	Chair

Audit Committee

The charter of the Audit Committee specifies that the purpose of the Audit Committee is to assist the Board in its oversight of the integrity of:

•	The Company’s financial statements,

•	The Company’s compliance with legal and regulatory requirements,

•	The independence and qualifications of the Company’s independent registered public accountant, and

•	The performance of the Company’s internal audit function and independent registered public accountant.

In furtherance of the foregoing purpose, the Audit Committee’s authority and responsibilities include to:

•	Review and oversee the Company’s annual and quarterly financial statements;

•	Discuss with management and the Company’s independent registered public accountant, as appropriate, earnings press releases and financial information, as well as financial information and earnings guidance provided to analysts and ratings agencies;

•	Recommend, for shareholder approval, the appointment of the Company’s independent registered public accountant, and oversee the compensation, retention, oversight, and other matters relating to the engagement or discharge of the independent registered public accounting firm;

•	Review with management and the independent registered public accountant, as appropriate, any audit problems or difficulties the independent registered public accountant encountered in the course of the audit work and management’s responses thereto;

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•	Discuss with management the Company’s risk assessment and risk management guidelines and policies, including the Company’s major financial risk exposures and steps taken by management to monitor and control such exposures;

•	Oversee the Company’s financial controls and reporting processes;

•	Review the Company’s financial reporting and accounting standards and principles;

•	Review the performance of the Company’s internal audit function and the performance of the independent registered public accountant;

•	Review and investigate any matters pertaining to the integrity of management, including conflicts of interest or adherence to standards of business conduct; and

•	Establish procedures for handling complaints involving accounting, internal accounting controls, and auditing matters.

The charter of the Audit Committee is available on the Company’s website (www.equuscap.com). The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its duties. The Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accountant without the presence of management.

Each member of the Audit Committee is an independent director within the meaning of SEC regulations and the listing standards of the New York Stock Exchange (“NYSE”). Fraser Atkinson, the chair of the Audit Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. The Audit Committee met five times during 2024.

Committee of the Independent Directors

The functions of the Committee of the Independent Directors are to: recommend to the full Board approval of any management, advisory, or administration agreements; recommend to the full Board any underwriting or distribution agreements; review the fidelity bond and premium allocation; review any joint insurance policies and premium allocation; review and monitor the Company’s compliance with procedures adopted pursuant to certain rules promulgated under the 1940 Act, meet regularly with the Company’s Chief Compliance Officer; and carry out such other duties as the independent directors shall, from time to time, conclude are necessary in the performance of their duties under the 1940 Act.

The Committee of Independent Directors met at regularly scheduled Board Meetings in executive sessions without any members of management present. During 2024, each member of this Committee was considered an independent director within the meaning of SEC regulations and the listing standards of the NYSE.

Compensation Committee

The Compensation Committee is responsible for reviewing and evaluating the compensation of the Company’s Chief Executive Officer. In addition, the Compensation Committee periodically reviews independent and interested director compensation and recommends any appropriate changes to the Board. Lastly, the Compensation Committee produces a report on the Company’s executive compensation practices and policies for inclusion in the Company’s proxy statement if required by applicable proxy rules and regulations and makes recommendations to the Board on the Company’s executive compensation practices and policies. The charter of the Compensation Committee is available on the Company’s website (www.equuscap.com).

Each member of the Compensation Committee is an independent director within the meaning of SEC regulations and the listing standards of the NYSE. This Committee did not meet in 2024.

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Governance and Nominating Committee

The Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance. The Committee selects individuals for nomination to the Company’s Board. In addition, the Governance and Nominating Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Committee also prepares and supervises the Board’s annual review of director independence and the Board’s performance self-evaluation. The charter of the Governance and Nominating Committee is available on the Company’s website (www.equuscap.com).

All of the members of the Governance and Nominating Committee are independent directors within the meaning of SEC regulations and the listing standards of the NYSE. This Committee met three times during 2024.

How does the Board select nominees for the Board?

The Governance and Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary or any member of the Governance and Nominating Committee in writing in care of Equus Total Return, Inc., 700 Louisiana Street, 41st Floor, Houston, TX 77002. To be considered by the Governance and Nominating Committee, stockholder nominations must be submitted before our fiscal year-end and must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve if elected. The Governance and Nominating Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Company’s by-laws relating to stockholder nominations as described in “Additional Information—Stockholder Proposals for the 2026 Annual Meeting,” below. Nominees for director who are recommended by stockholders will be evaluated in the same manner as any other nominee for director.

Once the Governance and Nominating Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors considered by the Committee. If the Committee determines, in consultation with the other Board members as appropriate, that additional consideration is warranted, it may gather additional information about the prospective nominee’s background and experience. A Committee member will interview a qualified candidate, and a qualified candidate may meet other directors. The Committee then determines, based on the background information and information obtained in interviews, whether to recommend to the Board that a candidate be nominated to the Board.

The Governance and Nominating Committee believes a prospective nominee for director should, at a minimum, satisfy the following standards and qualifications and evaluates prospective nominees accordingly:

•	The ability of the prospective nominee to represent the interests of the stockholders of the Company;

•	The prospective nominee’s standards of integrity, commitment, and independence of thought and judgment;

•	The prospective nominee’s ability to dedicate sufficient time, energy, and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	The extent to which the prospective nominee contributes to the range of talent, skill, and expertise appropriate for the Board.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, diversity, and the need for Audit Committee expertise.

In considering diversity, the Committee considers diversity of background and experience as well as gender, ethnic and other forms of diversity. The Committee does not, however, have any formal policy regarding diversity in identifying nominees for a directorship, but rather, considers it among the various factors relevant to any particular nominee. After completing the evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

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How does the Board determine which directors are considered independent?

When the Board undertook its annual review of director independence, the Board considered transactions and relationships between each director or any member of his immediate family and the Company. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all of the directors nominated for election at the Meeting are independent of the Company and its management with the exception of John A. Hardy and Kenneth I. Denos. Mr. Hardy is an interested director because he serves as the Company’s Chief Executive Officer, and Mr. Denos is an interested director because he serves as the Company’s Secretary and Chief Compliance Officer.

How often did the Board meet during 2024?

During 2024, the Board met eight times. Each director attended all meetings held by the Board or the committees of the Board on which he served, and all directors attended, either in person or via telephone, the Company’s annual meeting of stockholders held on June 20, 2024. The Company does not have a policy about directors’ attendance at the annual meeting of stockholders.

How are directors compensated?

As compensation for services to the Fund, each Independent Director receives an annual fee of $40,000 paid quarterly in arrears, a fee of $2,000 for each meeting of the Board or committee thereof attended in person, a fee of $1,000 for participation in each telephonic meeting of the Board or committee thereof, and reimbursement of all out-of-pocket expenses relating to attendance at such meetings. The chair of each of our standing committees (audit, compensation, and nominating and governance) also receives an annual fee of $50,000, payable quarterly in arrears. We may also pay other one-time or recurring fees to members of our Board in special circumstances.

Interested directors who are not executive officers of the Company do not receive annual fees for their service on the Board but may receive director fees for each director meeting attended. Interested directors may serve as directors of portfolio companies and in such capacities may receive and retain directors’ fees and other compensation directly from the portfolio companies.

In respect of services provided to the Company by members of the Board not in connection with their roles and duties as directors, the Company pays a rate of $300 per hour for services rendered.

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Independent/non-officer directors were paid an aggregate of $296,500 and $315,000 as cash compensation for their services for the years ended December 31, 2024 and 2023. The following table set forth the cash and other forms of compensation that the Company paid to, or was otherwise earned by, each person who served as a director during 2024:

2024 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)*	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Independent Directors
Fraser Atkinson	108,000	—	—	—	108,000
Henry W. Hankinson	108,000	—	—	—	108,000
Robert L. Knauss	79,500	—	—	—	79,500
John J. May	1,000	—	—	—	1,000

Interested Directors
Kenneth I. Denos	10,000	—	—	—	10,000
John A. Hardy	10,000	—	—	—	10,000

* Includes an aggregate of $62,000 in accrued but unpaid fees.

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Who are the executive officers of the Company?

The name, address and age of each executive officer, their position, term of office and length of time served with the Company, along with certain business information, are set forth in the table below.

Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years

John A. Hardy 700 Louisiana Street 41st Floor Houston, Texas 77002 Age: 73	Chief Executive Officer	Indefinite term; Chief Executive Officer since 2011.	Chief Executive Officer of the Company since June 2011; Executive Chairman of the Company from June 2010 to June 2011; Director of the Company since May 2010; Mr. Hardy has had extensive experience in the insurance, finance and banking sectors, as well as mergers and acquisitions and litigation and resolution of multi-jurisdictional disputes practicing as a Barrister from 1978-2002. Mr. Hardy was also an adjunct Professor lecturing in insurance law at the University of British Columbia from 1984-2000.

L’Sheryl D. Hudson 700 Louisiana Street 41st Floor Houston, Texas 77002 Age: 60	Sr. Vice President, CFO, and Treasurer	Indefinite term; Vice President, CFO, and Treasurer since 2006.	Senior Vice President, Chief Financial Officer, and Treasurer since November 2006; Chief Compliance Officer of the Company from November 2006 to July 2011. Ms. Hudson served as Associate Director of WestLB Asset Management (US), LLC from 2002 to 2006.

Kenneth I. Denos 700 Louisiana Street 41st Floor Houston, Texas 77002 Age: 57	Secretary and CCO	Indefinite term; Secretary since 2010; CCO since 2011.	Secretary of the Company since 2010. Chief Compliance Officer of the Company since July 2011. President of Kenneth I. Denos, P.C. since January 2000; Interim CEO of Tingo Group, Inc. from September 2023 to September 2024; General Counsel, director, and head of M&A for Tersus Energy plc (LSE: TER) in 2005-06; General Counsel, director, and head of M&A for Healthcare Enterprise Group (LSE: HEG) from 2003-2005; Principal of Outsize Capital Ltd. (investment and advisory) since July 2019.

There are no arrangements or understandings between any of the executive officers and any other person pursuant to which any of such officers was or is to be selected as an officer.

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Executive Compensation Agreements

John A. Hardy. Effective September 1, 2020, Equus entered into an agreement with John Hardy, the Company’s Chief Executive Officer. The agreement provides for base compensation of $450,000 per annum which is increased each year by the greater of (i) 5.0%, or (ii) the Canadian Consumer Price Index for the twelve-month period ending on each anniversary date of the agreement. The agreement also provides for various annual and periodic bonuses based upon achievement of certain criteria, such as acquisitions made by the Company and a percentage of the amount received in connection with the disposition of the Company’s existing portfolio investments, as well as a percentage of the net amount received in connection with the disposition of future portfolio investments. The agreement also entitles Mr. Hardy to receive restricted stock awards equal to 5% of the Company’s issued and outstanding shares as of the date of the agreement. The annual bonuses are subject to an annual cap equal to Mr. Hardy’s base compensation, and any of the annual bonuses earned that exceed the cap will be carried over into subsequent fiscal years. If the agreement is terminated without cause or the Company experiences a change of control, as defined therein, Mr. Hardy will be entitled to receive two year’s base compensation, together with all bonuses earned during the two-year period up to the date of termination. Since 2010, Mr. Hardy has voluntarily waived his right to approximately $2.2 million of earned, but unpaid, bonus since his appointment as the principal executive officer of Equus.

L’Sheryl D. Hudson. Effective April 1, 2017, Equus entered into an employment agreement (“Employment Agreement”) with L’Sheryl D. Hudson, the Company’s Senior Vice President and Chief Financial Officer. The Employment Agreement is for a two-month term and thereafter on a month-to-month basis, and provides for base salary equal to $275,000 on an annualized basis and an annual longevity bonus equal to $5,000 plus $250 for each year employed by or on behalf of the Company. If the Employment Agreement is terminated by the Company without “cause” or by Ms. Hudson for “good reason”, as defined therein, Ms. Hudson will be entitled to a severance benefit equal to one year’s base salary as then in effect.

Kenneth I. Denos. Effective November 1, 2020, Equus entered into an agreement with Kenneth Denos, the Company’s Secretary and Chief Compliance Officer. The agreement provides for base compensation of $360,000 per annum, which is increased each year by the greater of (i) 5.0%, or (ii) the U.S. Consumer Price Index for the twelve-month period ending on each anniversary date of the agreement. The agreement also provides for various annual and periodic bonuses based upon achievement of certain criteria, such as acquisitions made by the Company, and a percentage of the amount received in connection with the disposition of the Company’s existing portfolio investments, as well as a percentage of the net amount received in connection with the disposition of future portfolio investments. The agreement also entitles Mr. Denos to receive restricted stock awards equal to 2.5% of the Company’s issued and outstanding shares as of the date of the agreement. The annual bonuses are subject to an annual cap equal to Mr. Denos’s base annual compensation, and any of the annual bonuses earned that exceed the cap will be carried over into subsequent fiscal years. If the agreement is terminated without cause or the Company experiences a change of control, as defined therein, Mr. Denos will be entitled to receive two year’s base compensation, together with all bonuses earned during the two-year period up to the date of termination.

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Compensation Recoupment Policy

Effective December 1, 2023, the Company adopted a Compensation Recoupment Policy in accordance with the requirements of the NYSE. Under the policy, the Board may recover “Incentive-Based Compensation” from any of our executive officers for up to a 3-year period for intentional misconduct, fraud in the course of employment with the Company, failure to supervise other personnel who cause material financial damage to the Company, or if the Company is required to restate its financial statements due to material noncompliance with relevant financial reporting requirements of the U.S. Securities and Exchange Commission during such period.

Grants of Plan-Based Awards

On March 17, 2017, the Company granted awards of restricted stock under the Incentive Plan to certain of its directors and executive officers in the aggregate amount of 844,500 shares. The awards were each subject to a vesting requirement over a 3-year period and have now fully vested.

Outstanding Equity Awards

Other than the awards of restricted stock under the Incentive Plan made in 2017 as described under Grants of Plan-Based Awards above, the Company had no other equity awards outstanding in the years 2018 through 2024.

Options Exercised and Stock Vested

There were no stock options, SARs or similar instruments exercised by any executive officer of the Company and there was no vesting of stock, including restricted stock, restricted stock units or similar instruments by any executive officer of the Company during 2024.

Pension Benefits

The Company does not have any plan that provides for payments or other benefits at, following, or in connection with the retirement of its executive officers.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

During 2024, other than pursuant to a separate written agreement or a 401(k) plan for certain employees wherein the Company provides a match of 3% of employee compensation, the Company did not have any defined contribution or other plan that provided for the deferral of compensation by any executive officer of the Company on a basis that was not tax-qualified.

Benefits and Perquisites.

We provide the opportunity for certain of our NEOs and other full-time employees to receive certain perquisites and general health and welfare benefits, which consist of life and health insurance benefits, and reimbursement for certain medical expenses.

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Chief Executive Officer Pay Ratio

Mr. Hardy's total compensation for 2024 was $534,667 which was paid in cash as reflected in the Summary Compensation Table above. The total compensation of our median employee, excluding Mr. Hardy, for 2024 was $306,651. As a result, Mr. Hardy's total compensation was approximately 1.74 times that of our median employee for 2024. We selected December 31, 2024 as the date used to identify our “median employee” whose annual total compensation was the median of the total annual compensation of all of our officers and employees (other than our Chief Executive Officer) for 2024. As of December 31, 2024, our officer and employee population consisted of 3 individuals (excluding Mr. Hardy), all of whom were continuously employed or engaged by the Company during the year. To identify our median employee, we compared the annual total compensation for each officer and employee of the Company, as determined in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which included salary, bonus, restricted stock awards, employer contributions to employee accounts in our 401(k) plan, employer contributions to employee accounts in our deferred compensation plan and earnings thereon, and company-paid life insurance premiums.

Pay Versus Performance

Under rules adopted pursuant to the Dodd-Frank Act, we are required to disclose certain information about the relationship between the compensation actually paid to our principal executive officer (“PEO”) and certain measures of Company performance. The material that follows is provided in compliance with these rules; however, additional information regarding our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made this year is described above in our “Compensation Discussion and Analysis” beginning on page 9 of this Proxy Statement.

The following table provides information regarding compensation actually paid to our PEO for each year from 2022 to 2024, compared to our total shareholder return from December 31, 2021 through the end of each such year, and our Net Investment Income and Increase/(Decrease) in Net Asset Value during such year.

			Average	Average	Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)	Summary Compensation Table Total for non-PEO NEOs(1)	Compensation Actually Paid to Non-PEO NEOs(1)	Company Total Shareholder Return(2)	NYSE Composite Shareholder Return(2)	Net Investment Income	Change in Net Asset Value
2024 2023 2022	$ 534,667 972,286 953,978	$ 534,667 972,286 953,978	$ 387,824 368,252 356,487	$ 387,824 368,252 356,487	$ 46.22 60.92 60.08	$ 111.26 98.19 88.47	($ 3,315,000) (4,035,000) (3,629,000)	($ 18,777,000) 12,949,000 (1,128,000)

(1) The PEO for each year in the table is John A. Hardy. The non-PEO NEOs for each year are L’Sheryl D. Hudson and Kenneth I. Denos.
(2) Total Shareholder Return represents the value of a hypothetical $100.00 investment beginning at market close on the last trading day of 2021, assuming reinvestment of all dividends.

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The following graph reflects the relationship between compensation actually paid to our PEO and other NEOs in the years 2022-2024 with Net Investment Income and Changes to our Net Asset Value in such years.

The following graph reflects the relationship between compensation actually paid to our PEO and other NEOs in the years 2022-2024 with Total Shareholder Return for the Company and the NYSE Composite Index.

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PROPOSAL 1—ELECTION OF DIRECTORS

The by-laws of the Company provide for a minimum of three and a maximum of fifteen directors (a majority of whom must be independent directors). There are five director nominees (which include three independent director nominees). The Board is not recommending any other director nominees.

The current term of office of all of the Company’s directors expires at the 2025 annual meeting and upon the election and qualification of their successors in office. The Board proposes that the following nominees be elected for a new term of one year and until their respective successors have been duly elected and qualified or until they resign, die, or are removed from office. Each of the nominees has consented to serve if elected. The Board knows of no reason why any nominee for director would be unable to serve as a director. If at the time of the Meeting any nominee is unable or unwilling to serve as a director of the Company, the persons named as proxies will vote for a substitute nominee designated by the Board.

Based on a review of the experience, qualifications, attributes and skills of each nominee, including those enumerated in the table below, the Board has determined that each nominee is qualified to serve as a director of the Company. We invite you to read the summary backgrounds of each of the nominees included in this Proposal section. These qualifications, as well as other qualifications preceding the five-year reporting period in the table below, support the conclusion that each individual should serve as a director in light of the Company’s business and structure.

Nominees for Director

Independent Directors

Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships++ Held by Director or Nominee
Fraser Atkinson 700 Louisiana Street 41st Floor Houston, Texas 77002 Age: 67	Chairman	Term expires 2025; Director since 2010. Chairman since 2024.	Chairman of GreenPower Motor Company Inc. (Nasdaq: GP) since February 2011 and CEO since June 2019. Mr. Atkinson was involved in both the technology and corporate finance sectors as a partner at KPMG, LLP for over 14 years, having left the firm in September 2002. Mr. Atkinson has served as Chairman, President and Director for public and private companies.	GreenPower Motor Company Inc.

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Henry W. Hankinson 4355 Cobb Parkway Suite 501 J Atlanta, Georgia 30339 Age: 83	Director	Term expires 2025; Director since 2005.	Managing Partner and co-founder of Global Business Associates, LLC, a boutique M&A consulting firm in Atlanta, GA. Mr. Hankinson is a former military officer with engineering and MBA degrees. He has held domestic and international senior executive management positions for over 30 years. In 1993 he moved to Moscow as the senior regional executive for Halliburton / Brown & Root (“HBR”) to establish the oil & gas construction market in the Former Soviet Union. In 1997 he moved to Riyadh, as the senior HBR regional Managing Director of Saudi Arabia. In 1999 he was recruited to become the COO and senior American for a large multi-national conglomerate for the Saudi Royal Family. Based in Riyadh, he was responsible for investment acquisitions and portfolio management. During his career, Mr. Hankinson has served as Chairman, CEO, COO, and Director for both small and multi-national private and public companies.	None

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+	Other directorships are limited to: (i) publicly traded companies in the United States; (ii) companies that are otherwise subject to SEC reporting requirements and (iii) investment companies registered under the 1940 Act.

Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships++ Held by Director or Nominee
John J. May 700 Louisiana Street 41st Floor Houston, Texas 77002 Age: 76	Director	Term expires 2025; Director since 2024.	Managing Partner of City & Westminster Corporate Finance LLP. He is also a director of LGX Energy Corp., Key Mining Corp, and the Chairman of the Small Business Bureau Limited and the Genesis Initiative Limited – an advocate of micro and small and medium-sized businesses in the United Kingdom. He is also a principal of a boutique Chartered Accountancy practice in London. Previously, Mr. May has served as a director and principal of a variety of private and public companies in the United States and internationally.	None

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Interested Directors (1)

Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships++ Held by Director or Nominee
John A. Hardy 700 Louisiana Street 41st Floor Houston, Texas 77002 Age: 73	Chief Executive Officer and Director	Term expires 2025; Director since 2010.	Chief Executive Officer of the Company since June 2011; Executive Chairman of the Company from June 2010 to June 2011; Director of the Company since May 2010; Mr. Hardy has had extensive experience in the insurance, finance and banking sectors, as well as mergers and acquisitions and litigation and resolution of multi-jurisdictional disputes practicing as a Barrister from 1978-2002. Mr. Hardy was also an adjunct Professor lecturing in insurance law at the University of British Columbia from 1984-2000.	None.

Kenneth I. Denos 700 Louisiana Street 41st Floor Houston, Texas 77002 Age: 57	Secretary, Chief Compliance Officer, and Director	Term expires 2025; Director since 2008.	Secretary of the Company since 2010. Chief Compliance Officer of the Company since July 2011. President of Kenneth I. Denos, P.C. since January 2000; Interim CEO of Tingo Group, Inc. from September 2023 to September 2024; General Counsel, director, and head of M&A for Tersus Energy plc (LSE: TER) in 2005-06; General Counsel, director, and head of M&A for Healthcare Enterprise Group (LSE: HEG) from 2003-2005; Principal of Outsize Capital Ltd. (investment and advisory) since July 2019.	None.

(1)	Interested directors are “interested persons” (as defined in the 1940 Act) due to their positions as officers of the Company.

++	Other directorships are limited to: (i) publicly traded companies in the United States; (ii) companies that are otherwise subject to SEC reporting requirements and (iii) investment companies registered under the 1940 Act.

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Qualifications of Director Nominees

When considering whether our director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our operational and organizational structure, the Nominating and Corporate Governance Committee and the Board focused primarily on the information discussed in each of the director nominees’ individual biographies set forth above and on the following particular attributes:

•	Mr. Atkinson: The Nominating and Corporate Governance Committee and the Board considered Mr. Atkinson’s prior service to the Company as the Chairman of its Audit Committee and as an independent director, as well as his extensive experience in accounting and finance, in addition to Mr. Atkinson’s experience as a director of public companies in the U.S. and internationally, and determined that his strong leadership skills are critical to the Board and the oversight of our financial reporting process.

•	Mr. Hankinson: The Nominating and Corporate Governance Committee and the Board considered Mr. Hankinson’s prior service to the Company as the Chairman of its Compensation Committee and as an independent director, as well Mr. Hankinson’s substantial international business background and experience in the oil and gas sector, and determined that his background and independence are critical to the Board.

•	Mr. May: The Nominating and Corporate Governance Committee and the Board considered Mr. May’s extensive finance, accounting, and investment experience with companies around the world, as well as his public company experience, and determined that his leadership skills are critical to the Board and the oversight of our management.

•	Mr. Hardy: The Nominating and Corporate Governance Committee and the Board considered Mr. Hardy’s prior service to the Company as its CEO and Executive Chairman, in addition to his extensive legal experience and his experience as a director of public companies, and determined that his strong leadership skills are critical to the Company, its growth prospects, and its strategic direction.

•	Mr. Denos: The Nominating and Corporate Governance Committee and the Board considered Mr. Denos’ prior service to the Company in a variety of leadership positions, his extensive financial, legal, international, and mergers and acquisitions experience, as well as his experience as a director of public companies, and determined that his intimate knowledge of the Company and extensive public company operating experience are crucial to the achievement of our operational and financial goals.

There are no arrangements or understandings between any of the directors and any other person pursuant to which any of such directors was or is to be selected as a director.

A plurality of votes cast at the Meeting at which a quorum is present is required to elect a director. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

The Board of Directors recommends that each stockholder vote

“For”

each of the Board nominated persons

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Dollar Range of Equity Securities Beneficially Owned by Current Directors/Director Nominees

Name	Dollar Range of Equity Securities in the Company(1)	Aggregate Dollar Range of Equity Securities in All funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies
Independent Directors
Fraser Atkinson	$50,001-$100,000	$50,001-$100,000
Henry W. Hankinson	$10,001-$50,000	$10,001-$50,000
John J. May	None	None

Interested Directors
Kenneth I. Denos	Over $100,000	Over $100,000
John A. Hardy	Over $100,000	Over $100,000

(1)	Based on beneficial ownership as of April 1, 2025.

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PROPOSAL  2—RATIFICATION OF

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Company’s Audit Committee approved and the Board members unanimously approved and ratified the selection of BDO USA, P.C. as the Company’s independent registered public accountant for the fiscal year ending December 31, 2025. BDO has served as the Company’s independent registered public accountant since December 4, 2014.

Audit Fees and All Other Fees

Aggregate fees that BDO billed to the Company for professional services for the years ended December 31, 2024 and 2023 were as follows:

Services Provided	2024	2023
Audit fees(1)	$300,060	$331,023
Audit-related fees(2)	176,581	104,765
Non-audit related fees(3)	—	—
Tax	—	—
All other	—	—
Total	$476,641	$435,788

(1)

Consists of fees for the audit of our annual financial statements, review of quarterly statements, review of the annual proxy statement, reviews of the quarterly earnings releases, security counts, and billed expenses.

(2)	Consists of fees and billed expenses relating to the separate audits of Morgan E&P, LLC, and Equus Energy, LLC and its subsidiary.

(3)	Consists of non-audit fees and expenses billed by the Company’s accountant for services rendered to the Company.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) to be performed by any independent registered public accountant engaged by the Company. Certain services may not be provided by the independent registered public accountant to the Company without jeopardizing the independent registered public accountant’s independence.

The Audit Committee’s procedures require approval of the engagement of the independent registered public accountant for each fiscal year and approval of the engagement by a majority of the Company’s independent directors. The procedures permit the Audit Committee to pre-approve the provisions of types or categories of non-audit services for the Company on an annual basis at the time of the firm’s engagement and on a project-by-project basis. At the time of the annual engagement of the Company’s independent registered public accountant, the Audit Committee is to receive a list of the categories of expected services with a description and an estimated budget of fees. In its pre-approving all audit services and permitted non-audit services, the Audit Committee or a delegated member determines that the provision of the service is consistent with, and will not impair, the ongoing independence of the independent registered public accountant and sets any limits on fees or other conditions it finds appropriate. Non-audit services may also be approved on a project-by-project basis by the Audit Committee consistent with the same standards for determination and information.

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The Audit Committee may also designate a member of the Committee to pre-approve non-audit services that have not been pre-approved or changes in non-audit services previously pre-approved. Any actions by the designated member must be ratified by the Audit Committee by the time of its next regularly scheduled meeting. The Company’s pre-approval procedures are reviewed annually by the Audit Committee and the Company maintains a record of the decisions made by the Committee pursuant to the procedures.

A representative of BDO will not be attending the Meeting. The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to ratify the selection of BDO. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may vote uninstructed shares held in street name for this proposal, and their votes will count as present for quorum purposes.

THE BOARD RECOMMENDS A VOTE

“FOR”

BDO USA, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

FOR FISCAL YEAR 2025

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PROPOSAL 3—ADVISORY VOTE

ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis beginning on page 9 of this proxy statement describes the Company’s executive compensation policies and the compensation decisions that the Compensation Committee, Board, and our Chief Executive Officer made in 2024 with respect to the compensation of the Company’s named executive officers. The Board is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion included in this proxy statement, is hereby APPROVED.

This proposal, which is sometimes referred to as a “say-on-pay vote,” is provided as required pursuant to Section 14A of the Exchange Act.

As described in the Compensation Discussion and Analysis, the Company’s executive compensation policies embodies a pay-for-performance philosophy that supports the Company’s business strategy and aligns the interests of its executives with those of its shareholders, with the objective of attracting, retaining and motivating the best possible executive talent and avoiding risks that would be reasonably likely to have a material adverse effect on the Company. For these reasons, the Board is asking shareholders to support this proposal. Although the vote the Board is asking you to cast is non-binding, the Compensation Committee and the Board value the views of shareholders and will consider the outcome of the vote when determining future compensation arrangements for the Company’s named executive officers.

The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to approve this proposal. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

THE BOARD RECOMMENDS A VOTE

“FOR”

THE ADVISORY PROPOSAL TO APPROVE

THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

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PROPOSAL 4—AUTHORIZATION OF THE COMPANY

TO SELL OR OTHERWISE ISSUE SHARES OF ITS COMMON STOCK

AT A PRICE BELOW ITS THEN-CURRENT NET ASSET VALUE PER SHARE IN CONNECTION WITH

THE CONVERSION OF AN EXISTING INVESTMENT NOTE AND ASSOCIATED EXERCISE OF WARRANTS

AND ALSO IN CONNECTION WITH ONE OR MORE FUTURE OFFERINGS

IN EACH CASE SUBJECT TO THE APPROVAL OF THE BOARD OF DIRECTORS

Background of the Proposal

On February 10, 2025, the Company issued a 1-year senior convertible promissory note bearing interest at the rate of 10.0% per annum in exchange for $2.0 million in cash (“Investment Note”). The Investment Note is convertible into shares of the Company’s common stock at a conversion price of $1.50 per share. Contemporaneously with the issuance of the Investment Note, the Company also issued two common stock purchase warrants to acquire an aggregate of 2,000,000 shares of the Company’s common stock at an exercise price of $1.50 per share (collectively, the “Warrants”).

The Company is a closed-end investment company that has elected to be regulated as a business development company (“BDC”) under the 1940 Act. As a BDC, the Company is generally prohibited from issuing its common stock at a price below the then-current net asset value per share (“NAV”) unless it meets certain conditions, including obtaining stockholder approval. Because the conversion price of the Investment Note and the exercise price of the Warrants are each below NAV, applicable rules of the 1940 Act require that (i) holders of a majority of our outstanding shares of common stock, as well as (ii) holders of a majority of our common stock held by non-affiliates, approve the issuance of Equus shares upon such conversion and exercise.

Future Equity Financings

In addition to the Investment Note and Warrants, the Company is also seeking the approval of its common stockholders so that it may, in one or more public or private offerings of its common stock, sell or otherwise issue shares of its common stock at a price below its then-current NAV, subject to the approval of the Board and the conditions set forth in this proposal. If approved, the authorization would be effective for securities issued during a twelve-month period expiring on the anniversary of the date of the Annual Meeting.

The Board believes that having the flexibility to issue common stock below NAV in certain instances is in the best interests of the Company and its stockholders. This would, among other things, provide access to capital markets to pursue attractive investment opportunities during periods of volatility, improve capital resources to enable the Company to compete more effectively for high-quality investment opportunities and add financial flexibility to comply with regulatory requirements and debt facility covenants, including the 2:1 debt-to-equity ratio that is imposed through the 150% asset coverage requirement applicable to BDCs under the 1940 Act. It could also minimize the likelihood that the Company would be required to sell assets that the Company would not otherwise sell in order to comply with regulatory requirements and debt facility covenants, which sales could occur at times and at prices that are disadvantageous to the Company.

The final terms of any such sale of common stock below NAV will be determined by the Board at the time of issuance and the shares of common stock will not include preemptive rights. Other than the foregoing, it is not possible to describe the future transaction or transactions in which such shares of common stock would be issued. Instead, any transaction in which the Company issues such shares of common stock, including the nature and amount of consideration that would be received by the Company at the time of issuance and the use of any such consideration, will be reviewed and approved by the Board at the time of issuance. There will be no limit on the percentage below net asset value per share at which shares may be sold by the Company or number of offerings that the Company may conduct under this proposal for the one-year period that authorization is granted. Except for such authorizations as otherwise may be required with respect to a particular issuance under applicable law, NYSE rules or the Company’s certificate of incorporation, if this proposal is approved, no further authorization from the stockholders will be solicited or required prior to a sale or other issuance of shares of common stock below NAV in accordance with the terms of this proposal. If approved, the authorization would be effective for securities issued during a twelve-month period expiring on the anniversary of the date of the Annual Meeting.

To date, the Company has not issued shares below NAV under prior authorization granted from stockholders, but it may do so in the future pursuant to the authority granted in this proxy in connection with the conversion of the Investment Note and the exercise of the Warrants, as well as in connection with one or more future offerings of the Company’s common stock.

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Conditions to Sales Below NAV

The Company’s ability to issue shares of its common stock at a price below NAV is governed by the 1940 Act. If stockholders approve this proposal, the Company will only issue shares of its common stock at a price below NAV pursuant to this stockholder proposal if the following conditions are met:

•	a “required majority” of the Company’s directors have determined that any such sale would be in the best interests of the Company and its stockholders; and

•	a “required majority” of the Company’s directors have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of commitments to purchase such common stock or immediately prior to the issuance of such common stock, that the price at which such shares of common stock are to be sold is not less than a price which closely approximates the market value of those shares of common stock, less any distributing commission or discount.

Under the 1940 Act, a “required majority” of directors means both a majority of the Company’s directors who have no financial interest in the transaction and a majority of the Company’s independent directors. For these purposes, directors will not be deemed to have a financial interest solely by reason of their ownership of the Company’s common stock.

Board Approval

The Board, including a majority of the directors who have no financial interest in this proposal and a majority of the independent directors, has approved this proposal as in the best interests of the Company and its stockholders and recommends it to the stockholders for their approval. Upon obtaining the requisite stockholder approval, the Company will comply with the conditions described above in connection with any offering undertaken pursuant to this proposal. See below for a discussion of the risks of dilution.

Reasons to Offer Common Stock Below NAV

The Board has concluded that the authorization for the Company to sell its common stock below NAV in certain instances is in the Company’s best interests and in the best interests of its stockholders. In reaching this conclusion, the Board considered the following potential benefits to the Company’s stockholders:

Market Conditions Have Created, and May in the Future Create, Attractive Investment and Acquisition Opportunities. From time to time, capital markets may experience periods of disruption and instability. For example, in recent years, global capital markets have exhibited instability as evidenced by periodic disruptions in liquidity in the debt capital markets, significant write-offs in the financial services sector, and the re-pricing of credit risk in the broadly syndicated credit market. Despite actions of the U.S. federal government and foreign governments, these events contributed to worsening general economic conditions that materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole, and financial services firms in particular. As a result of the disruption and volatility in the credit markets during this time, there has been a reduction in capital available to certain specialty finance companies and other capital providers, causing a reduction in competition. These conditions also coincided with lower stock prices for BDCs, with many BDCs trading below NAV. The Company believes that favorable investment opportunities to invest at attractive risk-adjusted returns, including opportunities to make acquisitions of other companies or investment portfolios at attractive values, may be created during these periods of disruption and volatility.

In previous years, there have been periods of market volatility, some lasting longer and with a greater degree of magnitude than others, including recent market conditions driven by the impact of COVID-19, as well as widespread interruption to the functioning of the U.S. and global economies, volatility driven by instability in the banking sector and, more recently, volatility resulting from the imposition of tariffs and resulting retaliatory trade practices. In addition to the recent environment, the Company has seen periods during the last few years where BDCs, including the Company, have traded significantly below NAV due to such stock market volatility. If adverse market conditions increase in severity and duration or recur, the Company and other companies in the financial services sector may not have access to sufficient debt capital in order to take advantage of attractive investment opportunities that are created during these periods. In addition, the debt capital that will be available, if any, may be at a higher cost and on less favorable terms and conditions in the future. Stockholder approval of the proposal to sell shares of the Company’s common stock below NAV, subject to the conditions set forth in this proposal, would provide the Company with the flexibility to raise equity capital to invest in such attractive investment opportunities, which typically need to be made expeditiously.

35

Greater Investment Opportunities Due to Larger Capital Resources. The additional capital raised through an offering of the Company’s common stock or instruments convertible into common stock may help the Company generate additional investment opportunities. With more capital to make investments, the Company could be a more meaningful capital provider and such additional capital would allow it to compete more effectively for high-quality investment opportunities. Such investment opportunities may be funded with proceeds of an offering of shares of the Company’s common stock or convertible securities.

Higher Market Capitalization and Liquidity May Make the Company’s Common Stock More Attractive to Investors. If the Company issues additional shares, its market capitalization and the amount of its publicly tradable common stock may increase, which may afford all holders of its common stock greater liquidity. A larger market capitalization may make the Company’s stock more attractive to a larger number of investors who have limitations of the size of companies in which they invest. Furthermore, a larger number of shares outstanding may, over time, increase the Company’s trading volume, which could decrease the volatility in the secondary market price of its common stock.

Possible Resumption of Dividends. A larger and more diversified portfolio could provide the Company with more consistent cash flow, which may support the possible resumption of dividends in the future. Although the Company will continue to seek to generate income sufficient to begin to pay dividends in the future, the proceeds of future offerings, and the investments thereof, could enable the Company to resume its managed distribution policy and begin paying dividends.

Reduced Expenses Per Share. An offering that increases the Company’s total assets may reduce its overall expenses per share due to the spreading of fixed expenses over a larger asset base. The Company must bear certain fixed expenses, such as certain administrative, governance and compliance costs that do not generally vary based on its size. On a per share basis, these fixed expenses will be reduced when supported by a larger asset base.

Reinstatement of RIC Status. Until the fourth quarter of 2024, the Company qualified as a registered investment company (“RIC”) under Regulation M of the Internal Revenue Code which enabled it to pass through income and net realized gains to shareholders without incurring federal income tax applicable to corporations. RIC rules require qualifying companies to meet certain asset and diversification tests. Accordingly, during the period that the Company qualified as a RIC, it would, prior to the end of each fiscal quarter, acquire, on a temporary basis, U.S. Treasury securities on margin to simultaneously increase its gross assets and the proportion of total assets held in qualifying investments in order to ensure compliance with RIC requirements. During the fourth quarter of 2024, the Company elected to not qualify as a RIC, principally due to the increasing amount of U.S. Treasury securities that it was required to temporarily acquire each quarter. An increase in capital available for investment into qualifying portfolio companies in diverse industries could help the Company to re-comply with such requirements and reinstate its status as a RIC.

Status as a BDC and Maintaining a Favorable Debt-to-Equity Ratio. As a BDC, the Company is dependent on its ability to raise capital through the issuance of its common stock and securities convertible into common stock. Further, BDCs that have adopted the lower asset coverage requirement of 150% must meet a debt-to-equity ratio of less than 2:1 in order to incur debt or issue senior securities. Therefore, to continue to build the Company’s investment portfolio, the Company endeavors to maintain consistent access to capital through the public and private debt markets and the public and private equity markets, enabling it to take advantage of investment opportunities as they arise.

Exceeding the 2:1 debt-to-equity ratio could have severe negative consequences for the Company, including loss of BDC status. Although the Company does not currently expect that it will exceed this 2:1 debt-to-equity ratio, the markets in which it operates and the general economy may be volatile and uncertain. Even though the underlying performance of a particular portfolio company may not indicate an impairment or its inability to repay all principal and interest in full, volatility in the capital markets may negatively impact the valuations of investments and create unrealized losses on certain investments. Any such write-downs in value, as well as unrealized losses based on the underlying performance of the Company’s portfolio companies, if any, will negatively impact stockholders’ equity and the resulting debt-to-equity ratio. Issuing additional equity would allow the Company to realign its debt-to-equity ratio and avoid these negative consequences. In addition to meeting legal requirements applicable to BDCs, having a more favorable debt-to-equity ratio would also generally strengthen the Company’s balance sheet and give it more flexibility to fully execute its business strategy.

36

Trading History

The following table sets forth, for each fiscal quarter during the last three fiscal years, the NAV of the Company’s common stock, the range of high and low closing sales prices of its common stock as reported on the NYSE and the closing sales price as a discount to NAV(1). On , 2025, the last reported closing sales price of the Company’s common stock on the NYSE was $ per share, which represented a discount of approximately % to the NAV reported by the Company as of December 31, 2024.

				Ratio	Ratio
		Price Range		of High Sales	of Low Sales
	NAV(2)	High	Low	Price to NAV (%)	Price to NAV (%)
Fiscal 2024
Fourth quarter	$2.17	$1.40	$1.04	64.52%	47.93%
Third quarter	$2.96	$1.48	$1.24	50.00%	41.89%
Second quarter	$3.66	$1.53	$1.25	41.80%	34.15%
First quarter	$3.38	$1.68	$1.42	49.70%	42.01%
Fiscal 2023
Fourth Quarter	$3.55	$1.51	$1.38	42.54%	38.87%
Third quarter	$3.49	$1.55	$1.41	44.41%	40.40%
Second quarter	$2.96	$1.65	$1.46	55.74%	49.32%
First quarter	$2.52	$1.72	$1.47	68.25%	58.33%
Fiscal 2022
Fourth quarter	$2.61	$1.83	$1.39	70.11%	53.26%
Third quarter	$2.68	$2.63	$1.49	98.13%	56.65%
Second quarter	$2.75	$2.70	$2.35	98.18%	87.04%
First quarter	$2.77	$2.71	$2.20	97.83%	81.18%

____________________

(1)	We did not issue any cash distributions to shareholders during any of the periods indicated.

(2)	Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low sales prices. The net asset values shown are based on outstanding shares at the end of each period.

Key Stockholder Considerations

Dilution. Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of the issuance of shares of the Company’s common stock at a price that is less than NAV and the expenses associated with such issuance. Any sale of common stock at a price below NAV would result in an immediate dilution to existing common stockholders who do not participate in such sale on at least a pro rata basis. This dilution would include reduction in NAV as a result of the issuance of shares at a price below NAV and a proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance. There will be no limit on the percentage below net asset value per share at which shares may be sold by the Company or number of offerings that the Company may conduct under this proposal for the one-year period that authorization is granted. Further, in conjunction with the authorization given in Proposal 5 – to issue shares of Equus in excess of 19.99% of outstanding shares, the Company will only be limited to its number of authorized shares in issuing additional shares of common stock below NAV. Currently, the Company has 100,000,000 shares of common stock authorized pursuant to its Certificate of Incorporation and has 13,586,173 shares of common stock outstanding. This means that the Company could issue up to 86,413,827 additional shares, or more than six times the number of shares currently outstanding.

In addition, stockholders should consider the risk that the approval of this proposal could cause the market price of the Company’s common stock to decline in anticipation of sales of its common stock below NAV, thus causing the Company’s shares to trade at a discount to NAV. The 1940 Act establishes a connection between common stock sale price and NAV because, when stock is sold or otherwise issued at a sale price below NAV, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. The Board will consider the potential dilutive effect of the issuance of shares at a price below NAV, including possible measures to avoid or reduce the potential dilutive effect on existing stockholders when considering whether to authorize any such issuance pursuant to the stockholder approval being sought here.

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While the Board will consider anti-dilutive measures, stockholders should also consider that they currently have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance pursuant to this proposal, and thus any future issuance of common stock at a price below NAV will dilute such stockholders’ holdings of common stock as a percentage of shares outstanding. Further, if current stockholders of the Company do not purchase any shares in the open market to maintain their percentage interest, regardless of whether such offering is above or below the then-current NAV, their voting power will be diluted.

Dilutive Effect of Investment Note Conversion and Warrants Exercise

The following table illustrates the dilutive effect of the possible conversion of the Investment Note and exercise of the Warrants. The table assumes a principal amount of the Investment Note of $2,000,000 and Warrants to purchase 2,000,000 shares of Equus common stock for an exercise price of $1.50 per share, or $3,000,000 in the aggregate. Based on these assumptions, the Investment Note and Warrants Issuance, if converted into shares of common stock of the Company pursuant to the terms of such instruments, would result in the following effects to NAV and existing stockholders:(1)

									Decrease in NAV per Share from Conversion of Investment Note and Exercise of Warrants
Equus Net Assets Prior to Conversion/ Exercise	Aggregate Conversion Amt. / Exercise Price(2)	Conversion/ Exercise Price per Share	Increase in net assets from Conversion/ Exercise	Equus Net Assets Following Conversion/ Exercise	Equus Shares Outstanding Prior to Conversion/ Exercise	New Shares Issued	NAV per Share Prior to Conversion/ Exercise	NAV per Share Following Conversion/ Exercise	Decrease	% Change
$29,525,000	$5,100,000	$1.50	$5,100,000	$34,625,000	13,586,173	3,400,000	$2.17	$2.04	($0.13)	(6.20%)

(1)	For illustrative purposes only. Assumes no other changes in net assets from those reported at December 31, 2024.

(2)	Includes the conversion of the principal amount of the Investment Note ($2,000,000) and payment of the aggregate exercise price of the Warrants ($3,000,000). Also assumes conversion of the Investment Note after six months from issuance, resulting in accrued interest of $100,000.

(3)	The conversion/exercise price may be subject to downward adjustment in the event that the Company issues common stock or instruments convertible into common stock at a purchase price or conversion price less than $1.50 per share.

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Examples of Dilutive Effect of a Future Issuance of Shares Below NAV

The following table explains and provides hypothetical examples on the impact of a public or private offering of the Company’s common stock at a price less than NAV where existing stockholders do not purchase any shares in the offering. As shown in the table, these stockholders will experience an immediate decrease in the NAV of the shares they hold and their NAV per share. These stockholders will also experience a disproportionately greater decrease in their participation in the Company’s earnings and assets and their voting power than the increase the Company will experience in its assets, potential earning power and voting interests due to the offering. These stockholders may also experience a decline in the market price of their shares, which often reflects, to some degree, announced or potential increases and decreases in NAV. This decrease could be more pronounced as the size of the offering and level of discounts increase. There is no maximum level of discount from NAV at which the Company may sell shares pursuant to this authority.

The table illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in four different hypothetical offerings of different sizes and levels of discount from NAV. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.

The example assumes that the issuer has 13.6 million shares outstanding and net assets of $29.5 million, which means that the NAV per share is $2.17. The chart illustrates the dilutive effect on Stockholder A of (a) an offering of 1.36 million shares of common stock (10% of the outstanding shares) at $1.95 per share after offering expenses and commissions (a 10% discount from NAV per share), (b) an offering of 2.72 million shares of common stock (20% of the outstanding shares) at $1.74 per share after offering expenses and commissions (a 20% discount from NAV per share), (c) an offering of 4.08 million shares of common stock (30% of the outstanding shares) at $1.52 per share after offering expenses and commissions (a 30% discount from NAV per share), and (d) an offering of 5.43 million shares of common stock (40% of the outstanding shares) at $1.28 per share after offering expenses and commissions (a 40% discount from NAV per share). The prospectus or other offering document pursuant to which any discounted offering is made will include a chart based on the actual number of shares of common stock in such offering and the actual discount to the most recently determined NAV. It is not possible to predict the level of market price decline that may occur.

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DILUTION TABLE FOR 2025 PROXY STATEMENT

		Example 1		Example 2		Example 3		Example 4		Example 5
		10% Offering at		20% Offering at		30% Offering at		40% Offering at		Offering at
		10% Discount		20% Discount		30% Discount		40% Discount		Maximum Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$2.17	-
Net Proceeds per Share to Issuer		$1.95		$1.74		$1.52		$1.28		$0.01
Decrease/Increase to Net Asset Value
Shares Offered		1,358,617		2,717,235		4,075,852		5,434,469		86,413,827
Total Shares Outstanding	13,586,173	14,944,790		16,303,408		17,662,025		19,020,642		100,000,000
Net Asset Value per Share	$2.17	$2.15	0.92%	$ 2.10	3.30%	$ 2.02	6.91%	$ 1.92	11.72%	$ 0.30	86.02%
Dilution to Non-Participating Stockholder
Shares Held by Stockholder A	67,931	67,931		67,931		67,931		67,931		67,931
Percentage Held by Stockholder A	0.50%	0.45%	9.09%	0.42%	16.67%	0.38%	23.08%	0.36%	28.57%	0.07%	86.41%
Total Net Asset Value Held by Stockholder A	$ 147,410	$ 146,052	0.92%	$ 142,542	3.30%	$ 137,221	6.91%	$ 130,136	11.72%	$ 20,614	86.02%
Total Investment by Stockholder A (assumed to be $2.17 per Share)	$ 147,410	$ 147,410		$ 147,410		$ 147,410		$ 147,410		$ 147,410
Total Dilution to Stockholder A (Total Net Asset Value Less Total Investment)		$ (1,359)		$ (4,868)		$ (10,190)		$ (17,274)		$ (126,796)
Investment per Share Held by Stockholder A (Assumed to be $2.17 per share on Shares Held Prior to Sale)	$ 2.17	$ 2.17		$ 2.17		$ 2.17		$ 2.17		$ 2.17
Net Asset Value per Share Held by Stockholder A		$ 2.15		$ 2.10		$ 2.02		$ 1.92		$ 0.30
Dilution Per Share Held by Stockholder A (Net Asset Value per Share Less Investment per Share)		$ (0.02)		$ (0.07)		$ (0.15)		$ (0.25)		$ (1.87)
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)		-0.92%		-3.30%		-6.91%		-11.72%		-86.02%

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Other Considerations

Prior to the time of issuance, the Board may determine to issue shares of the Company’s common stock below NAV in a registered public offering or in a private placement, either with or without an obligation to seek to register their resale at the request of the holders. The Board may also determine to use an underwriter or placement agent to assist in selling such shares of common stock if it concludes that doing so would assist in marketing such securities on favorable terms.

The Board also considered the effect of the following factors:

•	the costs and benefits of a common stock offering below NAV compared to other possible means for raising capital or concluding not to raise capital;
•	the size of a common stock offering in relation to the number of shares outstanding;
•	the general condition of the securities markets; and
•	any impact on operating expenses associated with an increase in capital.

The Board, including a majority of the non-interested directors who have no financial interest in this proposal, concluded that the overall benefits to the stockholders from increasing the Company’s capital base outweighed the detriments.

Required Vote

The affirmative vote of holders of at least a “majority,” as defined in the 1940 Act, of (1) the outstanding shares of the Company’s common stock entitled to vote at the Meeting and (2) the outstanding shares of the Company’s common stock entitled to vote at the Meeting held by persons that are not affiliated persons of the Company, is required to approve this proposal. Under the 1940 Act, the vote of holders of a “majority” means the vote of the holders of the lesser of: (a) 67% or more of the outstanding shares of the Company’s common stock present or represented by proxy at the Meeting if the holders of more than 50% of the shares of the Company’s common stock are present or represented by proxy, or (b) more than 50% of the outstanding shares of the Company’s common stock. Abstentions and broker non-votes, if any, will have the effect of a vote against this proposal.

THE BOARD, INCLUDING ALL OF THE INDEPENDENT DIRECTORS, RECOMMENDS A VOTE

“FOR”

THE PROPOSAL TO AUTHORIZE THE COMPANY TO SELL OR OTHERWISE ISSUE

SHARES OF ITS COMMON STOCK AT A PRICE BELOW ITS THEN-CURRENT NAV

PURSUANT TO A CONVERSION OF THE INVESTMENT NOTE AND EXERCISE OF THE WARRANTS

AND IN ONE OR MORE OFFERINGS, IN EACH CASE SUBJECT TO THE APPROVAL OF THE BOARD AND SUBJECT TO THE CONDITIONS AS SET FORTH HEREIN

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PROPOSAL 5—AUTHORIZATION OF THE COMPANY

TO SELL OR OTHERWISE ISSUE SHARES OF ITS COMMON STOCK

IN EXCESS OF 19.99% OF ITS OUTSTANDING SHARES IN CONNECTION WITH THE CONVERSION

OF THE INVESTMENT NOTE AND THE EXERCISE OF THE WARRANTS

AND IN ONE OR MORE FUTURE OFFERINGS

Overview

Rule 312.03(c) of the NYSE Listing Manual requires shareholder approval for the issuance of common stock or securities convertible into common stock that has, or will have upon issuance, voting power in excess of 19.99% of an issuer’s outstanding voting securities.

As described under Proposal 4 above, the Company has issued the Investment Note and Warrants, each of which are convertible or exercisable into shares of the Company’s common stock at a price of $1.50 per share. Excluding the conversion of accrued interest on the Investment Note, the Investment Note and Warrants (collectively, the “Convertible Securities”) are collectively convertible or exercisable into an aggregate of 3,333,333 shares of Equus common stock, or approximately 24.5% of the Company’s shares currently issued and outstanding.

In addition, the Convertible Securities contain an adjustment mechanism that will decrease the relevant conversion or exercise price if the Company issues shares of its common stock at a price less than $1.50 per share (there is no corresponding upward adjustment mechanism for issuances above $1.50). Consequently, the number of shares of common stock underlying the Convertible Securities could be higher than 24.5% of the Company’s outstanding shares. Moreover, the Investment Note bears interest at the rate of 10.0% per annum, which amount is also convertible at $1.50 per share and subject to the adjustment mechanism. With or without the adjustment mechanism, the conversion of the Convertible Securities would exceed the 19.99% limit set forth under Section 312.03(c) of the NYSE Listing Manual.

The issuance of the Convertible Securities is part of a broader financing strategy of the Company to secure investment capital in order to grow and diversify its investment portfolio. Such financing may take the form of sales of common stock or instruments convertible into common stock. Although the amount of any such financing has not been determined, the issuance of such securities, separate from the Convertible Securities, will likely exceed the 19.99% threshold, either individually or collectively.

Accordingly, the Board has therefore approved, and recommends that the Company’s stockholders adopt, a proposal to approve, for purposes of the rules of NYSE, the potential issuance of more than 19.99% of the Company’s outstanding shares of common stock in connection with the following:

•	Conversion of the Investment Note;
•	Exercise of the Warrants; and
•	A public or private sale or issuance of equity securities of the Company in one or more future offerings in exchange for such consideration as the Board deems reasonably sufficient.

For purposes of this proposal, such authorization is hereinafter referred to as the “Stock Issuance Proposal”.

Reason for Request for Stockholder Approval

Our Common Stock is listed on NYSE and, as a result, the Company is subject to the rules and regulations of NYSE. Section 312.03 of the NYSE Listing Manual requires an issuer to obtain stockholder approval prior to the issuance of common stock in any transaction or series of related transactions, if, among other things: (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 19.99% of the voting power outstanding before the issuance of such stock; or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 19.99% of the number of shares of common stock outstanding before the issuance of common stock.

The approval of the Company’s stockholders is required because, in the event that the holders of the Convertible Securities elect to convert these instruments into common stock, the Company will be required to issue more than 19.99% of its currently outstanding common stock to effect such conversion.

Approval of the Company’s stockholders is also required because, in addition to the Convertible Securities, the Company may seek to issue shares of common stock or securities convertible into common stock in one or more future offerings (“Future Offerings”). It is likely that the number of shares of common stock issued in connection with any such Future Offerings will also exceed 19.99% of our current outstanding shares.

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The shares of common stock that are proposed to be issued upon conversion of the Convertible Securities and in connection with any Future Offerings will have the same rights and privileges as the shares of our common stock currently authorized and outstanding. Holders of common stock received from the conversion of the Convertible Securities are not entitled to preemptive rights to purchase common stock or other securities, or to cumulative voting rights in relation to the foregoing, and holders of common stock received in connection with Future Offerings will similarly not be entitled to such rights.

The Board believes that authorizing the issuance of additional shares of common stock upon conversion of the Convertible Securities and in connection with Future Offerings is fair to and in the best interests of the Company and the Company’s stockholders.

Effect of Vote in Favor of the Stock Issuance Proposal

A vote in favor of the Stock Issuance Proposal is a vote in favor of approving, for purposes of the rules of the NYSE, the issuance of shares of common stock upon conversion of the Convertible Securities and in connection with Future Offerings that exceeds 19.99% of its currently outstanding common stock as calculated prior to any such issuance. Approval of the Stock Issuance Proposal will allow us to, subject to the satisfaction of other conditions (including the approval of the issuance of shares of common stock below NAV in Proposal 4), issue shares of common stock upon conversion of the Convertible Securities and in connection with Future Offerings.

Approval of the Stock Issuance Proposal will not affect the rights of current holders of outstanding shares of common stock. Approval will, however, allow us to, subject to the satisfaction of other conditions, issue a significant number of additional shares of common stock. In the event that the Convertible Securities are converted into shares of common stock or we issue shares of common stock in Future Offerings, the issuance of such shares is expected to cause a significant dilution in the relative percentage interests of our current stockholders. Sales of substantial amounts of common stock in the public market, or the perception that these sales could occur, coupled with the increase in the outstanding number of shares of common stock relative to shares of common stock currently outstanding, could cause the market price of our common stock to decline. See “Security Ownership of Certain Beneficial Owners and Management” and “Risk Factors” above.

Effect of Not Obtaining Required Vote for Approval of the Stock Issuance Proposal

If we are unable to obtain approval of the Stock Issuance Proposal, we will be unable to issue shares of common stock upon conversion of the Convertible Securities or in connection with a Future Offering to the extent such issuance would exceed 19.99% of the outstanding shares of our common stock. If we are unable to issue shares of common stock upon conversion of the Convertible Securities on the terms currently contemplated or in connection with Future Offerings on terms reasonably determined by our Board, we may be required to pursue other alternatives to strengthen our liquidity position. These alternatives may include (subject to market conditions) the issuance of nonconvertible debt, the potential sale of our assets and/or other strategic transactions and/or other measures. These alternatives involve significant uncertainties, potential significant delays, costs and other risks, and there can be no assurance that any of these alternatives will be available on acceptable terms, or at all, in the current market environment or in the foreseeable future.

Required Vote

Approval of the Stock Issuance Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast by holders of common stock. Abstentions and broker non-votes, if any, will have no effect on the vote on the Stock Issuance Proposal.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE

“FOR”

THE PROPOSAL TO AUTHORIZE THE COMPANY TO SELL OR OTHERWISE ISSUE

SHARES OF ITS COMMON STOCK IN EXCESS OF 19.99% OF ITS OUTSTANDING SHARES

IN CONNECTION WITH THE CONVERSION OF THE INVESTMENT NOTE AND THE EXERCISE OF THE WARRANTS AND IN ONE OR MORE FUTURE OFFERINGS

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PROPOSAL 6—GIVING THE BOARD THE DISCRETION

TO AUTHORIZE IN THE FUTURE, FOR A PERIOD NOT EXCEEDING ONE YEAR

THE REVERSE STOCK SPLIT

Background

We are asking our stockholders to approve an amendment to our Certificate of Incorporation, which the Board has approved and declared advisable, to provide the Board the discretion in the future, for a period not exceeding one year, to authorize a reverse stock split (the “Reverse Stock Split”) of all issued and outstanding shares of our common stock, at a ratio ranging from 2:1 to 5:1, inclusive. However, even if stockholder approval is obtained, the Board may ultimately decide to not authorize the Reverse Stock Split and may abandon the endeavor entirely.

The primary purpose of the Reverse Stock Split, if effected, is to raise the per share trading price of our common stock by reducing the number of outstanding shares in order to maintain our listing on the NYSE. On April 10 through April 15, 2025, the closing trading price of our shares was below $1.00. Under Section 802.01C of the NYSE Listed Company Manual, a company is required to maintain an average closing price of at least $1.00 over thirty consecutive trading days (the “Average Price Rule”). Companies whose shares trade below this threshold for an average of thirty consecutive days are subject to suspension and possible delisting if they fail to comply with the Average Price Rule within six months of receiving written notice from the NYSE. As of the date of this Proxy Statement, the Company has not received any notice from the NYSE of its failure to comply with Section 802.01C. Nevertheless, as a cautionary matter, the Company is seeking to provide the Board the discretion to effect the Reverse Stock Split so as to avoid possible future noncompliance with the Average Price Rule.

Amendment to Charter Required

Under Delaware law, a reverse split of a corporation’s outstanding shares requires an amendment to its Certificate of Incorporation, for which stockholder approval is required. The effectiveness of such an amendment or the abandonment thereof, notwithstanding stockholder approval, will be determined by the Board, at its sole option, following the annual meeting of stockholders. The text of the proposed form of Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Amendment”) is attached hereto as Appendix A. If approved by stockholders at the Meeting and implemented by the Board, the Reverse Stock Split will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment (the “Effective Date”). If the Board chooses to proceed with the Reverse Stock Split, we will publicly announce the Reverse Stock Split ratio chosen by the Board prior to the Effective Date.

Reasons for a Reverse Stock Split

To Maintain Our Listing on the NYSE. As discussed above, the primary purpose of the Reverse Stock Split is to raise the per share trading price of the Company’s common stock in order to maintain its listing on the NYSE. Delisting from the NYSE may adversely affect the Company’s ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade in the Company’s securities, and may negatively affect the value and liquidity of the Company’s common stock. Delisting may also have other negative impacts, including potential loss of employee confidence, the loss of institutional investors or interest in business development and investment opportunities.

To Potentially Improve the Marketability and Liquidity of our Common Stock. The Board believes that an increased stock price may also improve the marketability and liquidity of our common stock. For example, many brokerages, institutional investors and funds have internal policies that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers by restricting or limiting the ability to purchase such stocks on margin. Additionally, investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

To Decrease the Risk of Market Manipulation of our Common Stock. The Board believes that the potential increase in stock price may reduce the risk of market manipulation of our common stock, which we believe is enhanced when our stock trades below $1.00 per share. By reducing market manipulation risk, we may also thereby potentially decrease the volatility of our stock price.

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To Provide Us With Flexibility With Respect to Our Authorized Common Stock. As shown in the table on page 42 below, a Reverse Stock Split is expected to increase the number of authorized, but unissued and unreserved, shares of our common stock. These additional shares would provide flexibility to the Company for raising capital; repurchasing debt; providing equity incentives to employees, officers, directors, consultants and advisors (including pursuant to our existing 2016 Equity Incentive Plan); expanding our business through the acquisition of other businesses and for other purposes. However, at present, we do not have any specific plans, arrangements, understandings or commitments for the additional shares that would become available.

Accordingly, for these and other reasons, the Board believes that a Reverse Stock Split is in the best interests of the Company and our stockholders.

Criteria to be Used for Determining Whether to Implement a Reverse Stock Split

Proposal 6 gives the Board discretion to select a Reverse Stock Split ratio from within a range between and including 2:1 and 5:1 based on the Board’s then-current assessment of the factors below, and in order to maximize Company and stockholder interests. In determining whether to implement the Reverse Stock Split, and which ratio to implement, if any, the Board may consider, among other factors:

•	the historical trading price and trading volume of our common stock;

•	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market in the short- and long-term;

•	the continued listing requirements for our common stock on the NYSE or other applicable exchanges;

•	the number of shares of common stock outstanding;

•	which Reverse Stock Split ratio would result in the least administrative cost to us; and

•	prevailing industry, market and economic conditions.

Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split

We cannot assure stockholders that the Reverse Stock Split, if effected, will sufficiently increase our stock price to ensure compliance with the NYSE’s Average Price Rule. The effect of a Reverse Stock Split on our stock price cannot be predicted with any certainty, and the history of reverse stock splits for other companies in our industry is varied, particularly since some investors may view a reverse stock split negatively. It is possible that our stock price after a Reverse Stock Split will not increase in the same proportion as the reduction in the number of shares outstanding, causing a reduction in the Company’s overall market capitalization. Further, even if we implement a Reverse Stock Split, our stock price may decline due to various factors, including our future performance and general industry, market and economic conditions. This percentage decline, as an absolute number and as a percentage of our overall market capitalization, may be greater than would occur in the absence of a Reverse Stock Split. In addition, if the Board effected the Reverse Stock Split to enable the Company to regain compliance with the NYSE’s Average Price Rule, we cannot assure stockholders that we will continue to be able to maintain compliance with the NYSE’s other rules.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by the reduced number of shares outstanding after the Reverse Stock Split, which would be exacerbated if the stock price does not increase following the split. In addition, a Reverse Stock Split would increase the number of stockholders owning “odd lots” of fewer than 100 shares, trading in which generally results in higher transaction costs. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity as described above.

The implementation of a Reverse Stock Split would result in an effective increase in the authorized number of shares of common stock available for issuance, which could, under certain circumstances, have anti-takeover implications. The additional shares of common stock available for issuance could be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or in our management. Although the Reverse Stock Split has been prompted by business and financial considerations, and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of the Reverse Stock Split could facilitate future efforts by us to deter or prevent changes in control, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices.

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Stockholders should also keep in mind that the implementation of a Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership interest (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after a Reverse Stock Split, then the actual or intrinsic value of shares held by stockholders will also proportionately decrease as a result of the overall decline in value.

Effects of a Reverse Stock Split

As of the Effective Date:

•	each two (2) to five (5) shares of common stock outstanding (depending on the Reverse Stock Split ratio selected by the Board) will be combined, automatically and without any action on the part of the Company or its stockholders, into one new share of common stock;

•	no fractional shares of common stock will be issued; instead, stockholders who would otherwise receive a fractional share will receive cash in lieu of the fractional share (as detailed below);

•	proportionate adjustments will be made to the number of shares issuable upon the exercise or vesting of all then-outstanding stock options, warrants and restricted stock units, which will result in a proportional decrease in the number of shares of common stock reserved for issuance upon exercise or vesting of such stock options, warrants and restricted stock units, and, in the case of stock options, a proportional increase in the exercise price of all such stock options;

•	the number of shares of common stock then reserved for issuance under our 2016 Equity Incentive Plan will be reduced proportionately; and

•	the number of shares of common stock then reserved for issuance pursuant to the Investment Note and Warrants described in Proposals 4 and 5 above will be reduced proportionately, and, the conversion and exercise prices of the Investment Note and Warrants will be increased proportionately.

The following tables summarize, for illustrative purposes only, the anticipated effects of a Reverse Stock Split on our shares available for issuance based on information as of April 17, 2025 and without giving effect to the treatment of fractional shares.

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance(1)	Number of Shares of Common Stock Authorized but Unissued and Unreserved(2)	Hypothetical Initial Market Value of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	100,000,000	13,586,173	5,090,228	81,323,599	$ 81,844,070
Post-Reverse Stock Split 2:1	100,000,000	6,793,087	2,545,114	90,661,800	$ 182,484,070
Post-Reverse Stock Split 3:1	100,000,000	4,528,724	1,696,743	93,774,533	$ 283,124,070
Post-Reverse Stock Split 4:1	100,000,000	3,396,543	1,272,557	95,330,900	$ 383,764,070
Post-Reverse Stock Split 5:1	100,000,000	2,717,235	1,018,046	96,264,720	$ 484,404,070
(1)	Includes 3,400,000 pre-Reverse Stock Split Shares issuable from the conversion of the Investment Note and Warrants described in Proposal 4 above, and 1,690,228 pre-Reverse Stock Split Shares issuable under the Company’s 2016 Equity Incentive Plan.

(2)	Based upon a hypothetical post-split stock price calculated by multiplying the closing price on April 17, 2025 ($1.0064) by the reverse-split ratio.

A Reverse Stock Split would affect all stockholders uniformly. As of the Effective Date, each stockholder would own a reduced number of shares of common stock. Percentage ownership interests, voting rights and other rights and preferences would not be affected, except to the extent that the Reverse Stock Split would result in fractional shares (as described below).

A Reverse Stock Split would not affect the registration of our common stock under Section 12(b) of the Exchange Act, and we would continue to be subject to the periodic reporting and other requirements of the Exchange Act. Barring delisting by the NYSE, our common stock would continue to be listed on the NYSE under the symbol “EQS,” but would have a new Committee on Uniform Securities Identification Procedures (CUSIP) number after the Effective Date.

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Cash Payment In Lieu of Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. In lieu of any fractional shares to which a stockholder of record would otherwise be entitled, the Company will pay cash (without interest and subject to withholding taxes, as applicable) equal to such fraction multiplied by the closing price of the common stock on Nasdaq on the first business day immediately preceding the Effective Date (as adjusted in good faith by the Company to account for the reverse stock split ratio). After the Effective Date, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest, except to receive such cash payment.

Additionally, under the escheat laws of the various jurisdictions where stockholders may reside, where the Company is domiciled or where the cash payment may be deposited, sums due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for such jurisdiction, unless correspondence has been received by us or the transfer agent concerning ownership of such funds within the specified time period. Thereafter, stockholders otherwise entitled to receive such payments would need to seek them directly from the state to which they were paid.

As of April 1, 2025, there were 586 common stockholders of record. After the Effective Date, stockholders owning less than a whole share will no longer be stockholders. We do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Procedure for Effecting a Reverse Stock Split

Beneficial Holders of Common Stock. Stockholders who hold their shares through a bank, broker or other nominee will be treated in the same manner as registered stockholders who hold their shares in their names. Banks, brokers and other nominees will be instructed to effect the Reverse Stock Split for beneficial owners of such shares. However, banks, brokers or other nominees may implement different procedures than those to be followed by registered stockholders for processing the Reverse Stock Split, particularly with respect to the treatment of fractional shares. Stockholders whose shares of common stock are held in the name of a bank, broker or other nominee are encouraged to contact their bank, broker or other nominee with any questions regarding the procedures for implementing the Reverse Stock Split with respect to their shares.

Registered Holders of Common Stock. Registered stockholders hold shares electronically in book-entry form under the direct registration system (i.e., do not have stock certificates evidencing their share ownership but instead have a statement reflecting the number of shares registered in their accounts) and, as a result, do not need to take any action to receive post-split shares. If they are entitled to receive post-split shares, they will automatically receive, at their address of record, a transaction statement indicating the number of post-split shares held following the Effective Date.

Material U.S. Federal Income Tax Consequences

The following is a summary of material U.S. federal income tax consequences of a Reverse Stock Split to stockholders. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date of this filing, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the tax consequences described below.

We have not sought and will not seek an opinion of counsel or ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary is limited to stockholders that are U.S. holders, as defined below, and that hold our common stock as a capital asset (generally, property held for investment).

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This summary is for general information only and does not address all U.S. federal income tax considerations that may be applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, such as, for example, brokers and dealers in securities, currencies or commodities, banks and financial institutions, regulated investment companies, real estate investment trusts, expatriates, tax-exempt entities, governmental organizations, traders in securities that elect to use a mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the U.S., insurance companies, persons holding shares of our common stock as part of a hedging, integrated or conversion transaction or a straddle or persons deemed to sell shares of our common stock under the constructive sale provisions of the Code, persons that hold more than 5% of our common stock, persons that hold our common stock in an individual retirement account, 401(k) plan or similar tax-favored account, or partnerships or other pass-through entities for U.S. federal income tax purposes and investors in such entities. This summary does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate or gift tax consequences), the Medicare tax on net investment income, the alternative minimum tax or any U.S. state, local or foreign tax consequences. This summary also does not address any U.S. federal income tax considerations relating to any other transaction other than the Reverse Stock Split.

For purposes of this summary, a “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) it is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity (or arrangement) classified as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If a holder of our common stock is a partner of a partnership holding shares of our common stock, such holder should consult his or her own tax advisor.

This summary of certain U.S. federal income tax consequences is for general information only and is not tax advice. Stockholders are urged to consult their own tax advisor with respect to the application of U.S. federal income tax laws to their particular situation as well as any tax considerations arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a recapitalization, except as described below with respect to cash received in lieu of a fractional share, a U.S. holder will not recognize any gain or loss for U.S. federal income tax purposes upon the Reverse Stock Split. In the aggregate, a U.S. holder’s tax basis in the common stock received pursuant to the Reverse Stock Split (excluding the portion of the tax basis that is allocable to any fractional share) will equal the U.S. holder’s tax basis in its common stock surrendered in the Reverse Stock Split in exchange therefor, and the holding period of the U.S. holder’s common stock received pursuant to the Reverse Stock Split will include the holding period of the common stock surrendered in the Reverse Stock Split in exchange therefor.

In general, a U.S. holder who receives a cash payment in lieu of a fractional share will recognize capital gain or loss equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the U.S. holder’s tax basis of the common stock surrendered in the Reverse Stock Split that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in its common stock surrendered in the Reverse Stock Split is more than one year as of the date of the Reverse Stock Split. The deductibility of net capital losses by individuals and corporations is subject to limitations. Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.

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U.S. holders that have acquired different blocks of our common stock at different times or at different prices are urged to consult their own tax advisors regarding the allocation of their aggregated adjusted basis among, and the holding period of, our common stock.

Information returns generally will be required to be filed with the IRS with respect to the payment of cash in lieu of a fractional share made pursuant to the Reverse Stock Split unless such U.S. holder is an exempt recipient and timely and properly establishes with the applicable withholding agent the exemption. In addition, payments of cash in lieu of a fractional share made pursuant to the Reverse Stock Split may, under certain circumstances, be subject to backup withholding, unless a U.S. holder timely provides to the applicable withholding agent proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not additional tax and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, provided that the U.S. holder timely furnishes the required information to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Accounting Consequences

The par value per share of our common stock will remain unchanged at $0.001 per share following the Reverse Stock Split. As a result, as of the Effective Date, the stated capital on the Company’s balance sheets attributable to common stock will be reduced proportionally based on the Reverse Stock Split ratio, and the additional paid-in capital will be credited with the amount by which the capital is reduced. The net income or loss per share of common stock will be increased as a result of the fewer shares of common stock outstanding. The Reverse Stock Split will be reflected retroactively in our consolidated financial statements.

No Dissenter’s or Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenter’s or appraisal rights with respect to the Reverse Stock Split or the corresponding amendment to our Certificate of Incorporation.

Interest of Certain Persons in Matter to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in connection with the Reverse Stock Split that is not shared by all other stockholders.

Recommendation of the Board

THE BOARD RECOMMENTS A VOTE

“FOR”

GIVING THE BOARD THE DISCRETION

TO AUTHORIZE IN THE FUTURE, FOR A PERIOD NOT EXCEEDING ONE YEAR

THE REVERSE STOCK SPLIT

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OTHER MATTERS

The Board knows of no other matter that is likely to come before the Meeting. However, if any other matter properly comes before the Meeting, the individuals named as proxy holders will vote in accordance with their discretion on such matters.

In the event that sufficient votes in favor of the proposals set forth in the Notice of the Meeting are not received by the time scheduled for the annual meeting, the holders of a majority of the shares of the Company, present in person or represented by proxy, although not constituting a quorum, may adjourn the Meeting.

ANNUAL AND QUARTERLY REPORTS

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (without exhibits, unless otherwise requested) is provided concurrently with this proxy statement. A copy of the Company’s 2024 Annual Report on Form 10-K and copies of the Company’s quarterly reports on Form 10-Q are also available without charge upon request. Please direct your request to Equus Total Return, Inc., Attention: Secretary, 700 Louisiana Street, 41st Floor, Houston, TX 77002, or call our proxy solicitor Georgeson LLC toll-free at (800) 903-2897. Copies also may be requested through the Company’s website at www.equuscap.com. (Information contained on the Company’s website is not incorporated into this proxy statement.) Copies are also posted via EDGAR on the SEC’s website at www.sec.gov.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2026 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2026 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, the Company’s Secretary must receive stockholder proposals no later than December 31, 2025. Proposals should be sent to the Company, at 700 Louisiana Street, 41st Floor, Houston, TX 77002, Attention: Secretary. Submission of a stockholder proposal does not guarantee inclusion in the Company’s proxy statement or form of proxy because certain SEC rules must be met.

In addition, under our by-laws no business may be brought before a stockholder meeting unless it is specified in the notice of the meeting or is otherwise properly brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered an appropriate notice to the Company’s Secretary. To be properly brought before such a meeting a stockholder must deliver a written notice to the Company at the address set forth in the following paragraph of the stockholder’s intention to present a proposal (containing certain information specified in the by-laws about the stockholder and the proposed action) not less than 60 nor more than 90 days’ prior to the meeting. However, in the event less than 70 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such notice to be timely must be received not later than the close of business on the fifth day following the day on which such notice is mailed or such public disclosure was made.

Stockholder proposals with respect to Director nominations require written notice of your intent to make such a nomination either by personal delivery or by U.S. mail, postage prepaid, to Kenneth I. Denos, Secretary, Equus Total Return, Inc., 700 Louisiana Street, 41st Floor, Houston, TX 77002, within the time limits described above for delivering a stockholder proposal notice and comply with the information requirements in our by-laws relating to Director nominations by stockholders. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

The proxy solicited by the Board of Directors for the 2026 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than December 31, 2025.

A copy of the full text of the by-law provisions discussed above may be obtained by writing to the Corporate Secretary, 700 Louisiana Street, 41st Floor, Houston, TX 77002 and is included as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2024 as filed with the SEC via EDGAR on April 10, 2025.

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Communications with the Board. Interested parties who wish to communicate directly with the Board, or specified individual directors may do so by writing to the Board or individual directors in care of the Chairman, Equus Total Return, Inc., 700 Louisiana Street, 41st Floor, Houston, TX 77002. At the direction of the Board, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to the directors at the next scheduled Board meeting. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Independent Directors,” “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Committee of Independent Directors. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board. Concerns relating to accounting, internal controls, or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters.

Corporate Governance. The Company is a Delaware corporation subject to the provisions of the Delaware General Corporation Law (“DGCL”). The Company’s day-to-day operations and requirements as to the place and time, conduct, and voting, at a meeting of stockholders are governed by the Company’s certificate of incorporation and by-laws, the provisions of the DGCL, the provisions of the 1940 Act and NYSE rules. The Company has adopted a code of business conduct and ethics applicable to our Directors, officers (including our principal executive officer, principal financial officer and controller) and employees. Our code of business conduct and ethics meets NYSE listing standard requirements and the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. A copy of our certificate of incorporation and by-laws, corporate governance guidelines, and the charters of the Audit, Compensation, and Nominating and Corporate Governance Committees may be obtained by writing to the Secretary, Equus Total Return Inc., 700 Louisiana Street, 41st Floor, Houston, TX 77002. Our code of business conduct and ethics, corporate governance guidelines and committee charters are also available by accessing the Company’s website at www.equuscap.com. (Information contained on the Company’s website is not incorporated into this proxy statement.) In the event that the Company amends or waives any provisions of our code of business conduct and ethics applicable to our principal executive officer, principal financial officer or controller, we intend to disclose the same on the Company’s website at www.equuscap.com.

Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by Georgeson LLC on behalf of the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be paid by the Company and is estimated to cost $25,000. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile, or electronic means. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the name of such nominees. We will, upon request, reimburse brokerage firms and others for their responsible expenses in forwarding solicitation material to the beneficial owners of stock.

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APPENDIX A

CERTIFICATE OF AMENDMENT

TO THIRD RESTATED CERTIFICATE OF INCORPORATION

OF EQUUS TOTAL RETURN, INC.

Equus Total Return, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

1.       The current name of the Corporation is Equus Total Return, Inc., and the Corporation was originally incorporated pursuant to the General Corporation Law on August 16, 1991.

2.       The Corporation’s Third Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware to become effective on February ___, 2021 (as amended from time to time, the “Certificate of Incorporation”).

3.       The amendments to the Certificate of Incorporation set forth in this Certificate of Amendment were duly authorized and adopted in accordance with Section 242 of the General Corporation Law.

4.       The amendment to the existing Certificate of Incorporation being effected hereby is to amend and restate in its entirety the Fifth Article of the Certificate of Incorporation as follows:

Fifth: Effective as of 12:01 a.m. Eastern Time on    (the “Effective Time”), each     shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined and converted into one share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate or book entry position which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (without interest and subject to withholding taxes, as applicable) equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the closing price of Common Stock on the New York Stock Exchange on the first business day immediately preceding the Effective Time (as adjusted in good faith by the Corporation to account for the reverse stock split ratio). The Reverse Stock Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent. Each certificate or book entry position that immediately prior to the Effective Time represented shares of Common Stock shall thereafter represent the number of shares of Common Stock into which the shares of Common Stock represented by such certificate or book entry position has been combined, subject to the elimination of fractional interests set forth above.”

5.       This Certificate of Amendment to the Certificate of Incorporation shall be effective as of 12:01 a.m. Central Time on ___________, 202__.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its Chief Executive Officer this     day of    , 202__.

By: ________________________________

John A. Hardy

Chief Executive Officer

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EQUUS TOTAL RETURN, INC. 700 LOUISIANA STREET 41ST FLOOR HOUSTON, TX 77002

VOTE BY INTERNET – go to www.proxyvote.com for more information

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-855-733-4090

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EQUUS TOTAL RETURN, INC.			For	Withhold	For All	To withhold authority to vote for any individual
			All	All	Except	nominee(s), mark “For All Except” and write the
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE						number(s) of the nominee(s) on the line below
“FOR” THE ELECTION OF DIRECTORS

Vote On Directors			☐	☐	☐

1.	Election of the five nominees listed below to the Board of Directors:
Nominees:
01) Fraser Atkinson
02) Kenneth I. Denos
03) Henry W. Hankinson
04) John A. Hardy
05) John May
Proposals
						For	Against	Abstain
2.	To ratify the selection of BDO USA, P.C. as the Company’s independent registered public accountant for the fiscal year ending December 31, 2025.					☐	☐	☐

3.	To approve, in a non-binding vote, the compensation paid to the Company’s executive officers in 2024, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.					☐	☐	☐

4.	To authorize the Company to sell or otherwise issue shares of its common stock at a price below its then-current net asset value per share in connection with the conversion of the Investment Note, the exercise of the Warrants, and in one or more offerings, in each case subject to the approval of its Board of Directors and subject to the conditions as set forth herein.					☐	☐	☐

5.	To authorize the Company to issue shares of its common stock in excess of 19.99% of shares currently outstanding in connection with the conversion of the Investment Note, the exercise of the Warrants, and in one or more offerings, for such consideration as the Board may reasonably deem sufficient.					☐	☐	☐

6.	To provide the Board the discretion to authorize in the future, for a period not exceeding one year, a reverse stock split of the Company’s outstanding shares at a ratio between 2:1 and 5:1.					☐	☐	☐

THE BOARD OF DIRECTORS KNOWS OF NO OTHER MATTER TO COME BEFORE THE MEETING. IF ANY OTHER MATTER IS PROPERLY BROUGHT BEFORE THE MEETING WITH RESPECT TO WHICH THE COMPANY WAS NOT PROVIDED NOTICE ON OR BEFORE MAY 10, 2025, THE PROXIES WILL HAVE DISCRETION TO VOTE THE PROXY ON SUCH MATTER IN ACCORDANCE WITH THEIR BEST JUDGMENT.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

	Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at http://www.equuscap.com/investor_reports.htm.

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EQUUS TOTAL RETURN, INC.

700 Louisiana Street, 41st Floor, Houston, TX 77002

This Proxy is Solicited by the Board of Directors of Equus Total Return, Inc. (the “Company”)

for the Annual Meeting of Stockholders on June 26, 2025

The undersigned hereby constitutes and appoints John A. Hardy and Kenneth I. Denos, and each or any of them, as proxies, with full power of substitution and revocation, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 26, 2025, at 11:00 a.m. CDT, at Equus Total Return, Inc. 700 Louisiana St. 41st Floor, Houston, TX 77002 and any adjournment or postponement thereof (the “Annual Meeting”) and to vote the shares of Common Stock, $.001 par value per share, of the Company (“Shares”), standing in the name of the undersigned on the books of the Company on May 15, 2025, the record date for the Annual Meeting, with all powers the undersigned would possess if personally present at the Annual Meeting.

The undersigned hereby acknowledges previous receipt of the Notice of Internet Availability of Proxy Materials, setting forth information on how to access the Notice of Annual Meeting of Stockholders and the Proxy Statement on the Internet, and hereby revokes any proxy or proxies heretofore given by the undersigned.

If you have not voted via the Internet or by telephone,

please sign, date and return promptly in the enclosed envelope.

Continued and to be signed on the reverse side

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